EXHIBIT 16.1

                            SHARE PURCHASE AGREEMENT

THIS AGREEMENT made the 31st day of March, 2004.

BETWEEN:

                               BIO-ONE CORPORATION

                                (the "PURCHASER")
                                                                 THE FIRST PARTY

AND:
                           INTERACTIVE NUTRITION INC.

                                 (the "VENDOR")
                                                                THE SECOND PARTY

AND:
                         ELI NESRALLAH, JOSEPH NESRALLAH
                              AND PAMELA NESRALLAH

                               (the "PRINCIPALS")
                                                                 THE THIRD PARTY

WHEREAS:

         (1) The Vendor beneficially owns and controls all the issued and outstanding shares of Interactive Nutrition International Inc., a corporation governed by the laws of Canada (the "Company").

         (2) The Vendor desires to sell, and the Purchaser desires to purchase, all of the issued and outstanding shares of the Company in accordance with the terms set forth in this Agreement.

         (3) The Principals own all the issued and outstanding shares of the Vendor.


FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

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                                    ARTICLE 1

                            DEFINITIONS AND CURRENCY

1.01       DEFINITIONS

           In this Agreement:

                  "ACCOUNTING FIRM" means Scott Rankin & Gardiner LLP;

                  "AFFILIATE" has the meaning given in the Business Corporations Act;

                  "BALANCE SHEET" means the balance sheet of the Company as at December 31, 2003 forming part of the Financial Statements;

                  "BUSINESS CORPORATIONS ACT" means the Canada Business Corporations Act;

                  "BUSINESS DAY" means a day, other than a Saturday or Sunday, on which the principal commercial banks located at Ottawa, Ontario are open for business during normal banking hours;

                  "CLAIMS" means any claim, demand, action, cause of action, damage, loss, cost, liability or expense, including, without limitation, reasonable legal fees and all costs incurred in investigating or pursuing any of the foregoing or any proceeding relating to of any of the foregoing;

                  "CLOSING" means the completion of the sale to and purchase by the Purchaser of the Purchased Shares under this Agreement by the transfer and delivery of documents of title to the Purchased Shares as contemplated in this Agreement;

                  "CLOSING DATE" means the date hereof;

                  "CLOSING TIME" means 11 o'clock a.m. Ottawa, Ontario time, on the Closing Date or such other time on such date as the parties may agree as being the time of Closing;

                  "CONTROL" has the meaning given in the Business Corporations Act;

                  "CONVERTIBLE PROMISSORY NOTE" has the meaning provided in
                  SECTION 2.01(3);

                  "ENCUMBRANCES" means any pledge, lien, restriction, charge, security agreement, lease, title retention agreement, mortgage, encumbrance, option or adverse claim, of any kind or character whatsoever;

                  "ENVIRONMENT" means the environment or natural environment as defined in any Environmental Law and includes, without limitation, air, surface, water, ground water, land surface, soil, subsurface strata, a sewer system and the environment in the workplace;

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                  "ENVIRONMENTAL APPROVALS" means all permits, certificates, licences, authorizations, consents, instructions, registrations, directions or approvals issued or required by Governmental Authorities pursuant to Environmental Laws with respect to the business, assets or operation of the Company;

                  "ENVIRONMENTAL LAWS" means all applicable federal, provincial and local laws, by-laws, rules, regulations, orders and judgments as well as any protocols, codes, guidelines and policies established and used by Governmental Authorities for the purpose of interpreting or applying any of the foregoing, relating in full or in part to the protection of the Environment, product liability, and employee and public health and safety, and includes, without limitation, those Environmental Laws relating to the storage, generation, use, handling, manufacture, processing, labeling, advertising, sale, display, transportation, treatment, Release and disposal of Hazardous Substances;

                  "FINANCIAL STATEMENTS" means the unaudited financial statements of the Company for the fiscal year ended December 31, 2003, consisting of the Balance Sheet and the statements of income, retained earnings and cash flows and all notes thereto as reported upon by the Accounting Firm, a copy of which is attached as SCHEDULE 3.09;

                  "GOVERNMENTAL AUTHORITIES" means all applicable Canadian or foreign federal, provincial, state and municipal agencies, ministries, or departments;

                  "HAZARDOUS SUBSTANCE" means any pollutant, contaminant, waste, liquid waste, industrial waste, hazardous waste, hazardous substance, hazardous material, toxic substance, dangerous substance or dangerous good as defined, judicially interpreted or identified in any Environmental Law;

                  "INTELLECTUAL PROPERTY" means all patents, copyrights, trade-marks, trade-names, industrial designs (including applications for all of the foregoing and renewals, divisions, extensions and reissues, where applicable, relating thereto), inventions, licences, trade secrets, patterns, drawings, software, technical information, research data, concepts, methods, procedures, designs, knowhow, and all other intellectual property owned by or licenced to the Company;

                  "LEASED PREMISES" means the leased premises which are the subject of the Premises Lease;

                  "MATERIAL CONTRACT" means any contract or commitment, whether oral or written, involving an aggregate payment to or by the Company in excess of $10,000 or any commitment to or by the Company that may reasonably extend beyond one (1) year;

                  "NOTE SECURITY" has the meaning provided in SECTION 2.01(3);

                  "OPERATION AGREEMENT" has the meaning provided in SECTION
                  7.01;

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                  "PERMITTED ENCUMBRANCES" means (a) any Encumbrances or other minor imperfections of title which are not in the aggregate material in respect of the Company and which do not materially impair the use of the property or assets subject thereto, and
                  (b) the Encumbrances listed as Permitted Encumbrances on
                  SCHEDULE 3.25;

                  "PERSON" means any individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, and a natural person in his capacity as trustee, executive, administrator, or other legal representative;

                  "PREDECESSOR" includes, for any corporation: (a) any body corporate or other entity that has been merged into, or combined with the corporation or any other body corporate or other entity, to form the corporation (or a predecessor thereof) in any manner whatsoever including by way of amalgamation, arrangement or continuance; and (b) any subsidiaries of the corporation (including a predecessor within the meaning of subsection (a) above) which has been wound up or dissolved;

                  "PREMISES LEASE" means the premises leases and sub-lease referred to in SCHEDULE 3.32;

                  "PURCHASE PRICE" means the amount to be paid for the Purchased Shares as set forth in SECTION 2.01 (1);

                  "PURCHASED SHARES" means 101 Class A Common Shares of the Company representing all of its issued and outstanding shares;

                  "RELATED ENTITY" means any partnership, co-tenancy, joint venture, trust or other entity in which the Company is a member, partner, beneficiary, trustee or other participant;

                  "RELEASE" has the meaning prescribed in any Environmental Law and includes, without limitation, releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, dumping, depositing, spraying, burying, abandoning, incinerating, seeping, or placing;

                  "REMEDIAL ORDER" means any administrative complaint, direction, order or sanction issued, filed or imposed by Governmental Authorities pursuant to any Environmental Laws and includes, without limitation, any order requiring any remediation or clean-up of any Hazardous Substance, or requiring that any Release or any other activity be reduced, modified or eliminated;

                  "TAX RETURNS" includes, without limitation, all returns, reports, declarations, elections, filings, information returns and statements filed in respect of Taxes; and

                  "TAXES" includes, without limitation, all taxes, duties, fees, premiums, assessments, imposts, levies and other charges of


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                  any kind whatsoever imposed by any taxing or other
                  governmental authority or agency within or outside of Canada, together with all interest, penalties, fines, additions to tax or other additional amounts imposed in respect thereof, including, without limitation, those levied on, or measured by or referred to as income, gross receipts, profits, capital, transfer, sales, goods and services, use, value-added, excise, stamp, withholding, business, franchising, property, payroll, employment, health, social services, education and social security taxes, all surtaxes, all customs duties and import and export taxes, all license, franchise and registration fees and all unemployment insurance, health insurance and Canada, Quebec and other government pension plan premiums.

1.02       CURRENCY

           All references to dollar amounts in this Agreement or any schedule hereto shall mean the lawful currency of Canada.

1.03       BEST OF KNOWLEDGE

           The phrase "to the best of the Company's knowledge" and similar expressions shall mean and be interpreted with respect to the Vendor as being limited to the knowledge, information and belief of the Vendor's officers or the knowledge, information and belief such Vendor's officers would have had after reasonable inquiry.


                                    ARTICLE 2

                                PURCHASE AND SALE


2.01       ACTION BY VENDOR AND PURCHASER

           At the Closing Time:

           (1) The Vendor shall sell and the Purchaser shall purchase the Purchased Shares for an aggregate purchase price of Fifteen Million Dollars ($15,000,000) as adjusted pursuant to
                    SECTION 2.02 (the "Purchase Price").

           (2) The Vendor shall transfer and deliver to the Purchaser at the Closing share certificates representing the Purchased Shares duly endorsed in blank for transfer, or accompanied by irrevocable security transfer powers of attorney duly executed in blank, in either case by the holders of record thereof, and shall take such steps as shall be necessary to cause the Company to enter the Purchaser or its nominee(s) upon the books of the Company as the holder of the Purchased Shares and to issue one or more share certificates to the Purchaser or its nominee(s) representing the Purchased Shares.

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           (3)      The Purchaser shall pay the Purchase Price at the Closing by the issuance of a convertible promissory note in the form attached hereto as SCHEDULE 2.01(3)(A) (the "Convertible Promissory Note") for which the Company shall be jointly and severally liable and which shall be secured by: (a) a Share Pledge Agreement against 20% of the Purchased Shares (the "Share Pledge Agreement"); and (b) a first-ranking (provided the Vendor discharges the existing bank security at the Closing Time) General Security Agreement (the "General Security Agreement") against all the assets of the Company, in the forms attached as SCHEDULES 2.01(3)(B) AND
                    2.01(3)(C), respectively.

2.02       PURCHASE PRICE ADJUSTMENT

           As part of the Purchase Price, the Vendor shall be entitled to receive and the Purchaser covenants that it will pay an amount of $3,500,000 provided that the net sales of the Company as reported on by its independent accountants exceed $40,000,000 in any one of the four (4) years following the Closing Date. The obligations of the Purchaser pursuant to this SECTION 2.02 which are in recognition of a corresponding increase to the underlying goodwill of the Company are contained in SCHEDULE 2.02 which is incorporated herein by reference.



                                    ARTICLE 3

             VENDOR'S AND PRINCIPALS' REPRESENTATIONS AND WARRANTIES


The Vendor represents and warrants to the Purchaser as hereafter provided in this Article 3, and the Principals jointly and severally with the Vendor represent and warrant to the Purchaser as hereafter provided in SECTIONS 3.03, 3.09, and 3.29 only:

3.01       INCORPORATION AND REGISTRATION

           The Company is a corporation duly incorporated and validly existing under the laws of Canada and has all necessary corporate power, authority and capacity to own its property and assets (including, without limitation, the property and assets shown in the Balance Sheet) and to carry on its business as presently conducted. Neither the nature of its business nor the location or character of the property owned or leased by the Company requires the Company to be registered, licensed or otherwise qualified as an extra-provincial or foreign corporation or to be in good standing in any jurisdiction other than in the Province of Ontario where it is duly registered, licensed or otherwise qualified and in good standing for such purpose.

3.02       SUBSIDIARIES

           The Company has no subsidiaries within the meaning of the Business Corporations Act.

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3.03       RIGHT TO SELL

           The Vendor is a corporation duly incorporated and validly existing under the laws of Ontario. The Vendor is the sole beneficial owner of the Purchased Shares and has the exclusive right to dispose of the Purchased Shares as provided in this Agreement and such disposition will not violate, contravene, breach or offend against or result in any default under any indenture, mortgage, lease, agreement, obligation, instrument, charter or by-law provision, statute, regulation, order, judgment, decree, licence, permit or law to which the Vendor is a party or subject or by which the Vendor is bound or affected. The Vendor is the holder of record of all the Purchased Shares free and clear of all Encumbrances (other than the rights of the Purchaser under this Agreement and those Encumbrances listed in
           SCHEDULE 3.25 which will be discharged within seven Business Days after Closing) and will deliver to the Purchaser on Closing good and valid title to all of the Purchased Shares free and clear of all Encumbrances. The Purchased Shares are not subject to the terms of any shareholders agreement.

3.04       CAPITALIZATION

           The Company is authorized to issue an unlimited number of Class A Common, Class B Common, Class C Preferred and Class D Preferred Shares, of which 101 Class A Common Shares have been issued to the Vendor and are outstanding as fully paid and non-assessable shares of the Company. No options, warrants or other rights to purchase shares or other securities of the Company and no securities or obligations convertible into or exchangeable for shares or other securities of the Company have been authorized or agreed to be issued or are outstanding.

3.05       DUE AUTHORIZATION

           The Vendor has all necessary corporate power, authority and capacity to enter into this Agreement and to carry out its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated in this Agreement have been duly authorized by all necessary corporate action on the part of the Vendor.

3.06       ENFORCEABILITY OF OBLIGATIONS

           This Agreement constitutes a valid and binding obligation of the Vendor enforceable against it in accordance with the terms hereof, subject, however, to limitations with respect to enforcement imposed by law in connection with bankruptcy or similar proceedings and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought.

3.07       ABSENCE OF CONFLICTING AGREEMENTS

           The Company is not a party to, bound or affected by or subject to any indenture, mortgage, lease, agreement, obligation, instrument, charter or by-law provision, statute, regulation, judgment, decree, licence, permit or law which would be violated, contravened, breached


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           by or under which default would occur or under which any payment or repayment would be accelerated as a result of the execution and delivery of this Agreement or the consummation of any of the transactions provided for in this Agreement.

3.08       REGULATORY APPROVALS

           No governmental or regulatory authorization, approval, order, consent or filing is required other than a notification requirement under the Investment Canada Act on the part of the Vendor or the Company in connection with the execution, delivery and performance of this Agreement or any other documents and agreements to be delivered under the terms of this Agreement or the performance of the Vendor's or the Company's obligations under this Agreement or any other documents and agreements to be delivered under the terms of this Agreement.

3.09       FINANCIAL STATEMENTS

           The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the preceding period and present fairly:

           (1) all of the assets, liabilities and financial position of the Company as at December 31, 2003; and

           (2) the sales, net income, retained earnings and cash flows for the 12-month period ended December 31, 2003.

3.10       NET WORTH

           At December 31, 2003, the book value of the assets of the Company, the total liabilities of the Company and the net book equity of the Company were as set forth in the Financial Statements.

3.11       ABSENCE OF UNDISCLOSED LIABILITIES

           Since the date of the Balance Sheet, the Company has not incurred any liabilities or obligations (whether accrued, absolute, contingent or otherwise), except as incurred in the ordinary course of business.

3.12       ABSENCE OF CHANGES

           Since the date of the Balance Sheet there has not been:

           (1) any material change in the condition or operations of the business, assets or financial condition of the Company other than changes in the ordinary and usual course of business, none of which has been, or in the aggregate would be, materially adverse; or

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           (2)      any damage, destruction, loss, labour trouble or other
                    event, development or condition of any character (whether or not covered by insurance) materially and adversely affecting the business, assets, properties or future prospects of the Company.

3.13       ABSENCE OF UNUSUAL TRANSACTIONS

           Since the date of the Balance Sheet the Company has not:

           (1) transferred, assigned, sold or otherwise disposed of any of the assets shown in the Balance Sheet or cancelled any debts or claims except, in each case, in the ordinary and usual course of business;

           (2) incurred or assumed any obligation or liability (fixed or contingent), except unsecured current obligations and liabilities incurred in the ordinary and usual course of business;

           (3) issued or sold any shares in its capital or any warrants, bonds, debentures or other corporate securities of the Company or issued, granted or delivered any right, option or other commitment for the issuance of any such securities;

           (4) discharged or satisfied any lien or encumbrance, or paid any obligation or liability (fixed or contingent) other than liabilities included in the Balance Sheet and liabilities incurred since the date of the Balance Sheet in the ordinary and usual course of business;

           (5) declared or made any payment of any dividend or other distribution in respect of any shares in its capital or purchased or redeemed any such shares thereof or effected any subdivision, consolidation or reclassification of any such shares;

           (6) suffered an operating loss or any extraordinary loss, waived or omitted to take any action in respect of any rights of substantial value, or entered into any commitment or transaction not in the ordinary and usual course of business where such loss, rights, commitment or transaction is or would be material in relation to the Company;

           (7) amended or changed or taken any action to amend or change its articles or by-laws;

           (8) except as described in SCHEDULE 3.13(8), granted any bonuses, whether monetary or otherwise, or made any general wage or salary increases in respect of personnel which it employs;

           (9) mortgaged, pledged, subjected to lien, granted a security interest in or otherwise encumbered any of its assets or property, whether tangible or intangible; or

           (10) authorized, agreed or otherwise become committed to do any of the foregoing.



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3.14       RESERVES AND ACCRUALS

           Where reserves and accrued liabilities have been disclosed on or reflected in the Financial Statements, such reserves and accruals are sufficient in all respects to provide for the liabilities in respect of which they have been established.

3.15       NON-ARM'S LENGTH INDEBTEDNESS

           No director or officer, former director or officer, shareholder or employee of the Company or any other Person not dealing at arm's length with the Company or the Vendor will at the Time of Closing have any outstanding indebtedness to or from the Company.

3.16       NO JOINT VENTURE INTERESTS, ETC.

           The Company is not a partner, co-tenant, joint venturer or otherwise a participant in any partnership, joint venture, co-tenancy or other similar jointly owned business undertaking and the Company has no other significant investment interests in any business owned or controlled by any third party.

3.17       ABSENCE OF GUARANTEES

           The Company has not given or agreed to give, nor is it a party or bound by, any guarantee or indemnity in respect of indebtedness, or other obligations, of any Person, or any other commitment by which the Company is, or is contingently, responsible for such indebtedness or other obligations.

3.18       GOVERNMENT GRANTS

           The Company is not the recipient from any Governmental Authorities of any grants or other forms of assistance.

3.19       BUSINESS IN COMPLIANCE WITH LAW

           The operations of the Company are being and have been conducted in compliance with all applicable laws, rules, regulations, judgments, government authorizations and orders and decrees of each jurisdiction in which they operate or have operated. Except as described in
           SCHEDULE 3.19, there are no governmental authorizations, orders, permits, licences or approvals required by law to enable the Company to carry on its business operations. To the best of the Company's knowledge, there is no pending or proposed law, rule, regulation, judgment, government authorization, order or decree which would require the Company to obtain a governmental authorization, order, permit, license or approval to enable it to carry on its operations as currently conducted.

3.20       RESTRICTIVE COVENANTS

           Except as disclosed in SCHEDULE 3.20, the Company is not a party to or bound or affected by any commitment, agreement or document containing any covenant which expressly limits the freedom of the


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           Company to compete in any line of business, transfer or move any of its assets or operations or which materially or adversely affects the business practices, operations or conditions of the Company or the continued operation of its business after the Closing.

3.21       SUPPLIERS AND CUSTOMERS

           No contract or agreement with any supplier or customer of the Company will terminate or be terminable by the supplier or customer, as a result of the transfer of the Purchased Shares as contemplated in this Agreement and no supplier or customer intends, to the best of the Company's knowledge, to terminate or seek a renegotiation of its relationship with the Company as a result of the transfer of the Purchased Shares as contemplated in this Agreement.

3.22       TAX MATTERS

           (1) In this Section, a reference to the Company shall include a reference to every Predecessor in respect of the Company.

           (2) Each of the Company and any Related Entity has duly and timely filed its Tax Returns with the appropriate taxing or other governmental authority or agency and has duly, completely and correctly reported all income and all other amounts and information required to be reported thereon.

           (3) Each of the Company and any Related Entity has duly and timely paid all Taxes, including all installments on account of Taxes for the current year, that are due and payable by it and the Company has established reserves that are reflected on the Balance Sheet that are adequate for the payment by the Company of all Taxes that are not yet due and payable (and that will not be due and payable by the Closing
                    Date) and that relate to periods ending on or prior to the Closing Date.

           (4) Each of the Company and any Related Entity has not requested, or entered into any agreement or other arrangement or executed any waiver providing for, any extension of time within which (a) to file any Tax Return covering any Taxes for which the Company or a Related Entity is or may be liable; (b) to file any elections, designations or similar things relating to Taxes for which the Company or a Related Entity is or may be liable; (c) the Company or a Related Entity is required to pay or remit any Taxes or amounts on account of Taxes; or (d) any taxing or other governmental authority or agency may assess or collect Taxes for which the Company or a Related Entity is or may be liable.

           (5) The Canadian federal and provincial income and capital tax liabilities of each of the Company and any Related Entity has been assessed by the relevant taxing authorities and notices of assessment have been issued to each such entity by the relevant taxing authorities for all taxation years prior to and including the taxation year ended December 31, 2002.

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           (6)      There are no actions, suits, proceedings, investigations,
                    audits or claims now pending or, to the best of the Company's knowledge, threatened against the Company or any Related Entity in respect of any Taxes and there are no matters under discussion, audit or appeal with any taxing or other governmental authority or agency relating to Taxes.

           (7) Each of the Company and any Related Entity has duly and timely withheld from any amount paid or credited by it to or for the account or benefit of any Person, including, without limitation, any of its employees, officers and directors and any non-resident Person, the amount of all Taxes and other deductions required by any applicable law, rule or regulation to be withheld from any such amount and has duly and timely remitted the same to the appropriate taxing or other governmental authority or agency.

           (8) Except as specifically disclosed in writing to the Purchaser, for purposes of the Income Tax Act (Canada) or any applicable provincial or municipal taxing statute, no Person or group of Persons has ever acquired or had the right to acquire control of the Company or any Predecessor thereof.

3.23       TAX DATA

           Complete and accurate information relating to income tax matters affecting the Company have been made available to the Purchaser and its representatives.

3.24       RESIDENCE OF THE VENDOR

           The Vendor is not a non-resident of Canada for purposes of the Income Tax Act (Canada).

3.25       TITLE TO ASSETS

           The Company is the absolute beneficial owner of, and has good and valid title to, all its properties, interests in properties and assets, real and personal, including without limitation those reflected in the Balance Sheet or acquired since the date of the Balance Sheet (except as since transferred, sold or otherwise disposed of in the ordinary and usual course of business), free and clear of all Encumbrances, other than those listed on SCHEDULE 3.25.

3.26       CONDITION OF ASSETS

           All material tangible assets of the Company are in good condition, repair and (where applicable) proper working order, having regard to the use and age of such assets.

3.27       INVENTORIES

           All inventories of raw materials, work-in progress, finished goods, operating supplies and packaging materials of the Company are valued at the lower of cost, using the first in, first out method, or net


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           realizable value and such inventories are, merchantable, usable and saleable and in quantities usable and saleable in the ordinary course of business.

3.28       COLLECTABILITY OF ACCOUNTS RECEIVABLE

           The accounts receivable recorded on the Balance Sheet or acquired subsequent to the date thereof by the Company either have been collected or are good and collectible at the aggregate recorded amounts (subject to no defence, counterclaim or set off), except to the extent of any reserves provided for such accounts in the Balance Sheet, or in the case of any accounts receivable acquired subsequent to the date of the Balance Sheet, except as provided for in the books and records of the Company, in each case as adjusted in the ordinary and usual course of business.

3.29       INTELLECTUAL PROPERTY

           (1) SCHEDULE 3.29 sets forth a complete and correct list and brief description of all patents, trade-marks, copyright, industrial designs and other Intellectual Property that is material to the Company. The compact disk delivered by the Vendor to the Purchaser at the Closing Time contains a true, complete and accurate description of all the recipes used by the Company.

           (2) Except as disclosed in SCHEDULE 3.29, the Company has the sole and exclusive right to use and is the sole and exclusive registered owner of all right, title and interest in and to the Intellectual Property (with no breaks in the chain of title thereof). The Company has all right, title and interest in and to the Intellectual Property. The Intellectual Property that is not owned by the Company is being used by the Company only with the consent of or license from the rightful owner thereof and all such licenses are in full force and effect.

           (3) The Intellectual Property is in full force and effect and has not been used or enforced or failed to be used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of the Intellectual Property.

           (4) Except as set forth in SCHEDULE 3.29, to the best of the Company's knowledge there exists no claim of adverse ownership, invalidity or other opposition to or conflict with any Intellectual Property nor of any pending or threatened suit, proceeding, claim, demand, action or investigation of any nature or kind against the Company relating to the Intellectual Property which, if determined adversely to the Company, might materially and adversely affect the properties, business, future prospects or financial condition of the Company.

           (5) Except as set forth in SCHEDULE 3.29, to the best of the Company's knowledge: (a) no activity in which the Company is engaged; (b) no product which the Company manufactures, uses or sells; (c) no process, method, packaging, advertising, or material that the Company employs in the manufacture, marketing or sale of any such product; and (d) no use of any of the Intellectual Property breaches, violates, infringes or interferes with any rights of any third party or requires payment for the use of any patent, trade-name, trade secret, trade-mark, copyright or other intellectual property right or technology of another.

3.30       EQUIPMENT CONTRACTS

           The Company is not a party to any motor vehicle lease, equipment lease, conditional sales contract, title retention agreement or any other similar type of agreement.

3.31       REAL PROPERTY

           The Company does not own or have any interest in any real property except for its interest as lessee of the Leased Premises as described in the Premises Lease.

3.32       PREMISES LEASE

           The Company is not a party to any lease of real property except for the premises leases and sublease described in SCHEDULE 3.32 (collectively referred to as the "Premises Lease"). Except as disclosed in SCHEDULE 3.32:

           (1) The interest held by the Company as tenant or subtenant under the Premises Lease is free and clear of all liens, charges and Encumbrances.

           (2) All payments required to be paid by the Company pursuant to the Premises Lease have been duly paid and the Company is not otherwise in default in meeting their respective obligations under the Premises Lease.

           (3) The head landlord under the Premises Lease is not in default in meeting any of its obligations under the Premises Lease or either of them, and there is no default by the Vendor or the Company under the Premises Lease.

           (4) No event exists which, but for the passing of time or the giving of notice, or both, would constitute a default by either party to the Premises Lease, and no party to a Premises Lease is claiming any such default or taking any action purportedly based upon any such default.

           (5) The Company has not waived, or omitted to take any action in respect of any substantial rights under the Premises Lease or either of them.

           (6) The sublease of the Leased Premises on Kaladar Avenue dated January 2, 2002 was fully and properly entered into with the head landlord's consent and otherwise in accordance with the head lease.

3.33       ENVIRONMENTAL MATTERS

           (1) To the best of the Company's knowledge, all operations of the Company conducted on the Leased Premises have been and are in compliance with all Environmental Laws. Any Release by the Company of any Hazardous Substance into the Environment complied and complies with all Environmental Laws.

           (2) All Environmental Approvals required to be held by the Company have been obtained, are valid and in full force and effect, have been and are being complied with, and there have been and are no proceedings commenced or threatened to revoke or amend any Environmental Approvals.

           (3) The Company has not been nor is it the subject of any Remedial Order, nor to the best of the Company's knowledge, has: (a) any investigation or evaluation been commenced as to whether any such Remedial Order is necessary; (b) there been any threat of any such Remedial Order; or (c) there been any circumstance which could result in the issuance of any such Remedial Order.

           (4) The Company has not been prosecuted for or convicted of any offence under Environmental Laws. The Company has not been found liable in any proceeding to pay any fine or judgment to any person (including, without limitation, any Person or Governmental Authorities), as a result of any Release or threatened Release of any Hazardous Substance into the Environment or the breach of any Environmental Law. To the best of the Company's knowledge, there is no basis for any such civil or criminal proceeding to be commenced against the Company.

           (5) The Company has not used any part of the Leased Premises as a landfill or for the disposal of waste.

           (6) The Company does not use or store in or on the Leased Premises any equipment, waste or other material containing polychlorinated biphenyls (PCBs).

           (7) All material environmental data and studies (including, without limitation, the results of any environmental audit) relating to the Company or any of its operations or assets have been delivered or made available to the Purchaser.

           (8) To the best of the Company's knowledge, there has been no Release by the Company of any Hazardous Substance which is now present in, on or under the Leased Premises (including underlying soils and substrata, surface water and groundwater) at levels which exceed decommissioning or remediation standards under any Environmental Laws or standards published or administered by those Governmental Authorities responsible for establishing or applying such standards.

           (9) To the best of the Company's knowledge, there is no urea formaldehyde foam insulation, friable asbestos or radioactive substances in, on or under the Leased Premises or any other assets of the Company.

           (10) To the best of the Company's knowledge, there is no Hazardous Substance originating from any neighbouring or adjoining properties which has migrated onto, or is migrating towards the Leased Premises or any other assets of the Company.

3.34       EMPLOYMENT MATTERS

           (1) There are no written contracts of employment entered into with any employees or independent contractors of the Company, or any oral contracts of employment which are not terminable on the giving of reasonable notice in accordance with applicable law.

           (2) There are no employment policies including policies regarding incentive compensation, stock options, severance pay or other terms or conditions of employment or terms or conditions upon which employees may be terminated which are binding upon the Company.

           (3) The Company is in full compliance with all pay equity and employment equity legislation and have complied therewith. There have been no complaints against the Company under such legislation.

           (4) There are no complaints against the Company before any employment standards branch or tribunal or human rights tribunal, nor are there any threatened complaints. To the best of the Company's knowledge, there has been no occurrence which might lead to a complaint under any human rights legislation or employment standards legislation. To the best of the Company's knowledge, there are no outstanding decisions or settlements or pending settlements under the employment standards legislation which place any obligation upon the Company to do or refrain from doing any act.

3.35       COLLECTIVE AGREEMENTS

           (1) There are no outstanding labor tribunal proceedings of any kind, including any proceedings which could result in certification of a trade union as bargaining agent for employees or independent contractors of the Company, and there have not been any such proceedings relating to the Company.

           (2) There are no threatened or apparent union organizing activities involving employees or independent contractors of the Company.

           (3) There is no strike or lock out occurring or threatened affecting the Company.

           (4) The Company is not a party, either directly or by operation of law, to any collective agreement, letters of understanding, letters of intent or other written communication with any trade union or association which may qualify as a trade union.

           (5) The Company does not have any labor problems that might affect the value of the Company or lead to an interruption of its operations.

3.36       PENSION AND BENEFIT PLANS

           Except as disclosed in SCHEDULE 3.36, the Company does not have any nor has it agreed to have any pension plans or other group or individual employment benefit plans.

3.37       DIRECTORS AND OFFICERS

           The directors and officers of the Company are as follows:

           Eli Nesrallah - Director and President
           Pamela Nesrallah - Director and Treasurer
           Joseph Nesrallah - Director and Secretary

3.38       INSURANCE

           The Company maintains such policies of insurance, issued by responsible insurers, as are appropriate to its operations, property and assets, in such amounts and against such risks as are customarily carried and insured against by owners of comparable operations, properties and assets as described in SCHEDULE 3.38. All such policies of insurance are in full force and effect and the Company is not in default, as to the payment of premium or otherwise, under the terms of any such policy.

3.39       MATERIAL CONTRACTS

           Except for the:

                    -        Encumbrances listed in SCHEDULE 3.25,
                    -        Premises Lease listed in SCHEDULE 3.32, and
                    -        Those contracts described in SCHEDULE 3.39;

           the Company is not a party to or bound by any Material Contract.

3.40       COPIES OF AGREEMENTS. ETC.

           Current and complete copies of the:

                    -        Encumbrances listed in SCHEDULE 3.25,
                    -        Premises Lease,
                    -        policies of insurance referred to in SECTION 3.38;
                             and
                    -        those contracts described in SCHEDULE 3.39;

           have been delivered to the Purchaser and there are no ongoing negotiations with respect to the renewal, repudiation or amendment of any such agreement, plan or policy.

3.41       LITIGATION

           There is no suit, action, litigation, investigation, claim, complaint, grievance or proceeding, including appeals and applications for review, in progress, pending or threatened against or relating to the Company or affecting its properties or business before any court, governmental department, commission, board, bureau, agency or arbitration panel, which, if determined adversely to the Company might materially and adversely affect the properties, business, future prospects or financial condition of the Company. There is not presently outstanding against the Company any judgment, decree, injunction, rule or order of any court, governmental department, commission, board, bureau, agency or arbitrator.

3.42       BANK ACCOUNTS, ETC.

           SCHEDULE 3.42 sets forth the name of every financial institution in which the Company maintains any depository account, trust account or safety deposit box and the names of all persons authorized to draw thereon or who have access thereto.

3.43       ARTICLES AND BY-LAWS

           The Vendor has made available to the Purchaser, the Articles and by-laws of the Company, including any and all amendments thereto and such Articles and By-laws as so amended are in full force and effect and no amendments are being made to the same.

3.44       CORPORATE RECORDS AND MINUTE BOOKS

           The Vendor has made available to the Purchaser, the corporate records and minute books of the Company. The minute books include complete and accurate minutes of all meetings of the directors or shareholders of the Company held to date or resolutions passed by the directors or shareholders on consent, since the date of its incorporation. The share certificate book, register of shareholders, register of transfers and register of directors of the Company are complete and accurate.

3.45       BOOKS AND RECORDS

           Except for information relating to the Company's suppliers and customers, the Vendor has made available to the Purchaser, all books and records of the Company. Such books and records fairly and correctly set out and disclose in all material respects the financial position of the Company and all material financial transactions relating to the Company have been accurately recorded in such books and records.

3.46       NO BROKER

           The Vendor has carried on all negotiations relating to this Agreement and the transactions contemplated in this Agreement directly and without intervention on its behalf of any other party in such manner as to give rise to any valid claim for a brokerage commission, finder's fee or other like payment, except for Capital Alliance Corporation whose fee will be paid by the Vendor.

3.47       FULL DISCLOSURE

           None of the foregoing representations and statements of fact contains any untrue statement of material fact or omits to state any material fact necessary to make any such statement or representation not misleading to a prospective purchaser of the Purchased Shares seeking full information as to the Company and its properties, businesses and affairs.


                                    ARTICLE 4

                   PURCHASER'S REPRESENTATIONS AND WARRANTIES

The Purchaser represents and warrants as follows to the Vendor that:

4.01       INCORPORATION

           The Purchaser is a corporation duly incorporated and validly existing under the laws of the State of Nevada.

4.02       DUE AUTHORIZATION

           The Purchaser has all necessary corporate power, authority and capacity to enter into this Agreement and to carry out its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated in this Agreement have been duly authorized by all necessary corporate action on the part of the Purchaser.

4.03       ENFORCEABILITY OF OBLIGATIONS

           This Agreement constitutes a valid and binding obligation of the Purchaser enforceable against it in accordance with the terms hereof, subject, however, to limitations with respect to enforcement imposed by law in connection with bankruptcy or similar proceedings and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought.

4.04       ABSENCE OF CONFLICTING AGREEMENTS

           The Purchaser is not a party to, bound or affected by nor subject to any indenture, mortgage, lease, agreement, obligation, instrument, charter or by-law provision, statute, regulation, order, judgment, decree, license, permit or law which would be violated, contravened or breached by, or under which any default would occur or a lien, claim, restriction or encumbrance would be created as a result of the execution and delivery by it of this Agreement or the performance by it of any of the terms of this Agreement.

4.05       RESIDENCE OF THE PURCHASER

           The Purchaser is a non-Canadian for purposes of the Investment Canada Act.

4.06       NO BROKER

           The Purchaser has carried on all negotiations relating to this Agreement and the transactions contemplated in this Agreement directly and without the intervention on its behalf of any other party in such manner as to give rise to any valid claim for a brokerage commission, finder's fee or other like payment, except for Health Business Partners whose fee will be paid by the Purchaser.


                                    ARTICLE 5

                             NON-WAIVER AND SURVIVAL

5.01       NON-WAIVER

           No investigations made by or on behalf of the Purchaser at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representation or warranty made by the Vendor in or pursuant to this Agreement. No waiver of any condition or other provision, in whole or in part, shall constitute a waiver of any other condition or provision (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

5.02       SURVIVAL

           (1) All statements contained in any certificate or other instrument delivered by or on behalf of a Party pursuant to or in connection with the transactions contemplated in this Agreement shall be deemed to be made by such Party under this Agreement.

           (2) Subject to the limitations set out in SECTION 5.02(3), all representations, warranties and covenants contained in this Agreement on the part of each of the Parties shall survive the Closing, the execution and delivery under this Agreement of any share or security transfer instruments or other documents of title to the Purchased Shares and the payment of the consideration for the Purchased Shares.

           (3) Representations and warranties, concerning environmental matters set out in SECTION 3.33 and all covenants made pursuant to this Agreement shall survive indefinitely. Representations and warranties, concerning tax matters set out in SECTION 3.22 shall survive for a period of ninety days after the relevant authorities shall no longer be entitled to assess liability for tax against the Company for any particular fiscal year ended on or prior to the Closing Date. All other representations and warranties shall only survive for a period of three (3) years from the Closing Date. If no claim shall have been made under this Agreement, prior to the expiry of the survival periods provided for, against a Party for any incorrectness in or breach of any representation or warranty made in this Agreement by such Party, such Party shall have no further liability under this Agreement with respect to such representation or warranty.

           (4) Notwithstanding the limitations set out in SECTION 5.02(3) any claim which is based on title to the Purchased Shares or fraud may be brought at any time.



                                    ARTICLE 6

                        PURCHASER'S CONDITIONS PRECEDENT

The obligation of the Purchaser to complete the purchase of the Purchased Shares under this Agreement shall be subject to the satisfaction of, or compliance with, at or before the Closing Time, each of the following conditions precedent (each of which is acknowledged to be inserted for the exclusive benefit of the Purchaser):

6.01       CHANGE OF NAME

           The Vendor shall have changed its name to one which does not include the words "interactive" or "nutrition".

6.02       PERFORMANCE OF OBLIGATION

           The Vendor shall have performed or complied with, in all respects, all its obligations, covenants and agreements under this Agreement.

6.03       DOCUMENTATION

           All documentation relating to the due authorization and completion of the sale and purchase of the Purchased Shares under this Agreement and all actions and proceedings taken on or prior to the Closing in connection with the performance by the Vendor of its obligations under this Agreement shall be satisfactory to the Purchaser and the Purchaser shall have received copies of all such documentation or other evidence as it may reasonably request in order to establish the consummation of the transactions contemplated hereby and the taking of all corporate proceedings in connection therewith in compliance with these conditions, in form (as to certification and otherwise) and substance satisfactory to the Purchaser.

6.04       OPINION OF COUNSEL FOR THE VENDOR AND THE COMPANY

           The Purchaser shall have received an opinion dated the Closing Date from counsel for the Vendor and the Company substantially in the form of SCHEDULE 6.04.

6.05       CONSENTS, AUTHORIZATIONS AND REGISTRATIONS

           All consents, approvals, orders and authorizations of any Person or Governmental Authority (or registrations, declarations, filings or recordings with any such authorities) required in connection with the completion of any of the transactions contemplated by this Agreement, the execution of this Agreement, the Closing or the performance of any of the terms and conditions of this Agreement shall have been obtained on or before the Closing Time. There shall be no injunction or restraining order issued preventing, and no pending or threatened claim, action, litigation or proceeding, judicial or administrative or investigation against any party to this Agreement by any governmental agency, in Canada or elsewhere, for the purpose of enjoining or preventing the consummation of the transactions contemplated in this Agreement or otherwise claiming that this Agreement or the consummation of the transactions contemplated in this Agreement is improper or would give rise to proceedings under any statute or rule of law.

6.06       ENCUMBRANCES

           The Purchaser shall have received evidence satisfactory to it that all Encumbrances other than Permitted Encumbrances have been discharged and that all of the assets owned by the Company are free and clear of all Encumbrances other than Permitted Encumbrances.


6.07       RESIGNATION

           The Principals shall have submitted their resignations as members of the board of directors of the Company.

6.08       TRANSFER OF INTELLECTUAL PROPERTY FROM VENDOR TO COMPANY

           The License Agreement between the Vendor, as licensor, and the Company, as licensee, dated January 2, 2002 shall have been terminated and all of the IP Rights as referred to in that agreement and any other Intellectual Property held by the Vendor shall have been fully, properly and unconditionally transferred to the Company free and clear of all Encumbrances.

6.09       TRANSFER OF EQUIPMENT FROM VENDOR TO COMPANY

           The Equipment Lease between the Vendor, as lessor, and the Company, as lessee, dated January 2, 2002 shall have been terminated and all of the equipment as referred to in that agreement and any other equipment held by the Vendor shall have been fully, properly and unconditionally transferred to the Company free and clear of all Encumbrances.

6.10       RELEASE OF INTEREST IN SHARES

           The Royal Bank of Canada and any other creditor with a secured interest in the Purchased Shares shall have provided a full and final release of its security interest in the Purchased Shares so that the Purchased Shares may be transferred to the Purchaser free and clear of Encumbrances.

6.11       SUBSTANTIAL DAMAGE

           No substantial damage by fire or other hazard to the assets of the Company shall have occurred prior to the Closing Time.

6.12       EXECUTIVE MANAGEMENT AGREEMENTS

           The Principals shall have entered into Executive Management Agreements with the Company in the form of SCHEDULES 6.12 (A), (B) AND (C) to this Agreement.

6.13       AMENDMENT OF PREMISES LEASE

           The Premises Lease shall have been amended so that the term of the Premises Lease expires at the same time as the expiry of the corresponding head lease from the head landlord, and in such other respects as required by the Purchaser following its review of the Premises Lease.

If any of the foregoing conditions in this Article has not been fulfilled by Closing, the Purchaser may terminate this Agreement by notice in writing to the Vendor, in which event the Purchaser is released from all its obligations under this Agreement. However, the Purchaser may waive compliance with any condition, in whole or in part, if it sees fit to do so, without prejudice to its rights of termination in the event of non-fulfillment of any other condition, in whole or in part, or to its rights to recover damages for the breach of any representation, warranty, covenant or condition contained in this Agreement.


                                    ARTICLE 7

                          VENDOR'S CONDITIONS PRECEDENT

The obligations of the Vendor to complete the sale of the Purchased Shares under this Agreement shall be subject to the satisfaction of or compliance with, at or before the Closing Time, each of the following conditions precedent (each of which is acknowledged to be inserted for the exclusive benefit of the Vendor):

7.01       OPERATION AGREEMENT

           The Company and the Vendor shall have entered into an operation agreement in form and content satisfactory to the Vendor (the "Operation Agreement").

7.02       PERFORMANCE OF OBLIGATIONS

           The Purchaser shall have performed or complied with, in all respects, all its obligations, covenants and agreements under this Agreement.

7.03       OPINION OF COUNSEL FOR PURCHASER

           The Vendor shall have received an opinion dated the Closing Date from counsel for the Purchaser substantially in the form of SCHEDULE 7.03 to this Agreement.

7.04       EXECUTIVE MANAGEMENT AGREEMENTS

           The Company shall have entered into Executive Management Agreements with the Principals in the form of SCHEDULES 6.12 (A), (B) AND (C) to this Agreement.

7.05       PAYMENT OF $15,000,000 PROMISSORY NOTE

           The Purchaser shall have advanced the sum of $15,000,000 to the Company, and the Company shall have paid the sum of $15,000,000 to the Vendor in full satisfaction of a promissory note in the same amount given by the Company to the Vendor in consideration of the transfer of intellectual property as contemplated by SECTION 6.08.

7.06       ASSIGNMENT OF ACCOUNTS RECEIVABLE

           The Company shall have assigned to the Vendor accounts receivable outstanding at the Closing Time for less than sixty (60) days in the amount of $1,200,000 in consideration of the transfer of the equipment as contemplated by SECTION 6.09.

7.07 CONVERTIBLE PROMISSORY NOTE, SHARE PLEDGE AGREEMENT, GENERAL SECURITY AGREEMENT

           The Purchaser and the Company shall have delivered to the Vendor the Convertible Promissory Note, Share Pledge Agreement and General Security Agreement contemplated by SECTIONS 2.01 and 2.02.

If any of the foregoing conditions in this Article has not been fulfilled by Closing, the Vendor may terminate this Agreement by notice in writing to the Purchaser, in which event the Vendor is released from all its obligations under this Agreement, and unless the Vendor can show that the condition relied upon could reasonably have been performed by the Purchaser, the Purchaser is also released from all its obligations under this Agreement. However, the Vendor may waive compliance with any condition, in whole or in part, if it sees fit to do so, without prejudice to its rights of termination in the event of non-fulfillment of any other condition in whole or in part or to its rights to recover damages for the breach of any representation, warranty, covenant or condition contained in this Agreement.

                                    ARTICLE 8

                                 OTHER COVENANTS


8.01       STUB PERIOD RETURNS

           The Purchaser shall cause to be prepared and filed on a timely basis, all Tax Returns for each of the Company and any Related Entity for any period which ends on or before the Closing Date and for which Tax Returns have not been filed as of such date. The Purchaser shall also cause to be prepared and filed on a timely basis, all Tax Returns for each of the Company and any Related Entity for periods beginning before and ending after the Closing Date. The Vendor and the Purchaser shall cooperate fully with each other and make available to each other in a timely fashion such data and other information as may reasonably be required for the preparation of any Tax Return of the Company and any Related Entity for a period ending on, prior to or including the Closing Date and shall preserve such date and other information until the expiration of any applicable limitation period under any applicable law with respect to Taxes.

8.02       COOPERATION

           The Vendor covenants and agrees with the Purchaser and the Company to provide all assistance reasonably required by either of them following the Closing to prepare and file in a timely manner with the Securities and Exchange Commission ("SEC"), audited financial statements for the business of the Company in accordance with applicable requirements of Regulation S-X or any other applicable regulation promulgated by the SEC.

8.03       SUPPLIERS AND CUSTOMERS

           The Vendor and the Principals agree to provide to the Purchaser as and when requested by the Purchaser a comprehensive listing of each supplier of goods and services to, and each customer of, the Company together with, in each case, the amount so billed or paid.

8.04       COVENANT OF PURCHASER

           The Purchaser covenants and agrees on its own behalf and on behalf of the Company that it shall cause the business of the Company, after Closing, to be operated by the Principals (or such of them whose employment has not been terminated for cause) until such time as the Convertible Promissory Note shall be repaid in full and that it shall not take or omit to take any action which shall negatively affect or reduce the rights of the Vendor as established in the Convertible Promissory Note, the Note Security and the Operation Agreement.

                                    ARTICLE 9

                                 INDEMNIFICATION

9.01       MUTUAL INDEMNIFICATIONS FOR BREACHES OF WARRANTY, ETC.

           The Vendor and the Principals jointly and severally covenant and agree with the Purchaser (and in the case of the Principals, limited only to Claims arising from a breach of SECTIONS 3.03, 3.09 or 3.29 or fraud by the Vendor), and the Purchaser covenants and agrees with the Vendor (the Party or Parties so covenanting and agreeing to indemnify another Party being referred to in this Section as the "Indemnifying Party" and the Party so to be indemnified being referred to as the "Indemnified Party") to indemnify and save harmless the Indemnified Party, effective as and from the Closing Time, from and against all Claims which may be made or brought against the Indemnified Party or which it may suffer or incur, directly or indirectly as a result of or in connection with any non-fulfillment of any covenant or agreement on the part of the Indemnifying Party under this Agreement or any incorrectness in or breach of any representation or warranty of the Indemnifying Party contained in this Agreement or in any certificate or other document furnished by the Indemnifying Party pursuant to this Agreement. The foregoing obligation of indemnification in respect of such Claims shall be subject to:

           (1) the limitation referred to in SECTION 5.02 respecting the survival of the representations and warranties of the parties; and

           (2) the requirement that the Indemnifying Party shall, in respect of any Claim made by any third person, be afforded an opportunity at its sole expense to resist, defend and compromise such Claim.

9.02       CLAIMS AGAINST THE VENDOR AND THE PRINCIPALS

           The Purchaser covenants and agrees that it shall, in the event it has any Claims arising pursuant hereto, first apply the amount of its Claim by way of set-off against any amounts owing to the Vendor pursuant to the Convertible Promissory Note. If the amount of the Claim is in excess of the amount remaining to be paid under the Convertible Promissory Note, the Purchaser shall be entitled to make the excess Claim against the Vendor and, where applicable. the Principals.


                                   ARTICLE 10

                                     CLOSING

10.01      PLACE

           The Closing shall take place at the Time of Closing at the offices of BrazeauSeller LLP, Suite 750, 55 Metcalfe Street Ottawa, Ontario K1P 6L5.

10.02      DOCUMENTS

           At or before the Time of Closing and upon fulfillment of all of the conditions in this Agreement which have not been waived as provided in this Agreement, the Vendor shall deliver or cause to be delivered to the Purchaser against payment of the Purchase Price as provided for in this Agreement:

           (1) certificates representing the Purchased Shares duly endorsed in blank for transfer or accompanied by a stock transfer power, with signatures guaranteed by a Canadian chartered bank or trust company (and with all security, transfer and other taxes, if any, paid);

           (2) evidence satisfactory to the Purchaser of all consents required in order to complete this Agreement, including without limitation certified copies of all necessary directors' or shareholders' resolutions;

           (3)      a current certificate of compliance for the Company; and

           (4) such further and other documents as counsel for the Purchaser may consider reasonably necessary or advisable to implement the transactions contemplated by this Agreement.

10.03      BOOKS AND RECORDS

           All books, records and documents in the possession of the Vendor relating to the Company and the Business shall be delivered to the Purchaser on Closing except to the extent required by law to be retained by the Vendor in which case they shall be made available by the Vendor to the Purchaser and its authorized representatives for inspection and copying during the period of seven years following the Closing Date.


                                   ARTICLE 11

                           GENERAL CONTRACT PROVISIONS

11.01      INTERPRETATION

           (1) All references in this Agreement to sections are references to sections of this Agreement unless otherwise provided.

           (2) Unless the context requires otherwise, words importing the singular number shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and vice versa, and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations and vice versa.

           (3) Whenever a provision of this Agreement or a Schedule requires an approval or consent by a party and notification of such approval or consent is not delivered within the applicable time limit, then, unless otherwise specified, the party whose consent or approval is required shall be conclusively deemed to have withheld its consent or approval.

           (4) Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day following if the last day of the period is not a Business Day.

           (5) The parties acknowledge and agree that this Agreement has been freely negotiated between them and that the contra preferentum rule will not apply in the interpretation of this Agreement.

11.02      BENEFIT OF THE AGREEMENT

           This Agreement shall enure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns of the parties.

11.03      ENTIRE AGREEMENT

           The parties expressly agree that in all respects pertaining to this Agreement and its subject matter their rights, obligations and remedies shall be governed exclusively by the terms of this Agreement and that this Agreement supersedes any prior understandings and agreements between them with respect to its subject matter. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the parties other than as expressly made in this Agreement.

11.04      AMENDMENTS AND WAIVERS

           No provision in this Agreement may be amended or waived except in writing.

11.05      FURTHER ASSURANCES

           Each party shall with reasonable diligence sign such other documents and do and perform such other acts as may, in the reasonable opinion of counsel for the other party, be necessary or desirable in order to give full effect to this Agreement.

11.06      NOTICES

           Any demand, notice, request or other communication to be given in connection with this Agreement shall be given in writing and by delivery addressed to the recipient as follows:

                  if to the Purchaser, at 1630 Winter Springs Boulevard, Winter Springs, Florida, United States of America 32708; Fax: (407) 977-1186, with a copy to Clayton E. Parker, Kirkpatrick &

                  Lockhart LLP, 201 South Biscayne Blvd., Suite 2000, Miami, Florida 33131-2399; Fax: (305)358-7095 and BrazeauSeller LLP, 750-55 Metcalfe Street, Ottawa ON K1P 6L5; Fax: (613) 237-4001, Attention: Ronald Prehogan; if to the Vendor and the Principals, at 2487 Kaladar Avenue, Suite 360 E, Ottawa, Ontario, Canada K1V 8B9, Fax (613) 739-3028, with a copy to Borden Ladner Gervais LLP, 1100-100 Queen Street, Ottawa ON K1P 1J9; Fax: (613) 230-8842, Attention: William C.V. Johnson;

           or such other address as may be designated by written notice by any party to the others, and shall be conclusively deemed to have been given and received when so delivered, provided that delivery actually made on a day after normal business hours shall be deemed to have been made at the commencement of the next Business Day.
11.07      REFERENCES

           Any references in this Agreement to any law, by-law, rule, regulation, order or act of any government, governmental body or other regulatory body, in whatever form, shall be construed as a reference to it as amended or re-enacted from time to time or as a reference to any successor to it.

11.08      ACCOUNTING PRINCIPLES

           Except as may be otherwise specifically provided to the contrary, any reference in this Agreement to generally accepted accounting principles shall be deemed to be a reference to generally accepted accounting principles from time to time in effect and approved by the Canadian Institute of Chartered Accountants, or any successor institute.

11.09      BROKERS

           Except for the Purchaser's hiring of Health Business Partners whose fee shall be paid by the Purchaser and the Vendor's hiring of Capital Alliance Corporation whose fee shall be paid by the Vendor, each party represents that it has not employed any agent, broker, finder, investment banker or other intermediary in connection with the transaction contemplated by this Agreement who might be entitled to a fee from the other party or to a commission upon consummation of the transaction.

11.10      TENDER

           Any tender of documents or money pursuant to this Agreement may be made upon the solicitor acting for the party on whom tender is required and such tender shall be deemed to have occurred if such solicitor does not permit the tender to occur at the time and place designated in accordance with this Agreement for closing.

11.11      TIME OF THE ESSENCE

           Time shall be of the essence in respect of every part of this Agreement.

11.12      GOVERNING LAW

           This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

11.13      TIMING OF PAYMENTS

           Whenever any payment is to be made or action to be taken under this Agreement is required to be made or taken on a day other than a Business Day, such payment shall be made or action taken on the next Business Day following.

11.14      ARBITRATION

           Any disagreement relating to this Agreement may be referred by a party to arbitration. The arbitration shall be conducted by a single arbitrator if the parties can agree upon one, failing which, an arbitrator shall be appointed in accordance with the Arbitration Act, 1991 or any statutory modification or reenactment thereof and the arbitration shall be subject to such Act. The decision arrived at by the arbitrator shall be final and binding upon the parties and may be appealed only in accordance with such Act. The provisions of this Section shall be deemed to be a submission to arbitration within the provisions of such Act. The compensation and expenses of the arbitrator shall be paid equally by the parties to the arbitration. The arbitration hearing shall be held in Ottawa, Ontario.

11.15      COUNTERPARTS

           This Agreement may be executed by the parties in separate counterparts each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

11.16      INDEPENDENT LEGAL ADVICE

           Each of the parties acknowledges that such party has been urged to obtain independent legal advice prior to signing this Agreement and that such party has either obtained such advice or has been given adequate opportunity to obtain such advice prior to the signing of this Agreement.

11.17      DISCLOSURE

           No disclosure with respect to the transaction contemplated by this Agreement shall be made to any person without the mutual agreement of the parties, except as required by law or to the extent that it is reasonably necessary for a party to make such disclosure for the purpose of performing the provisions of this Agreement.

11.18      OBLIGATIONS OF VENDOR AND PRINCIPALS

           The liabilities of the Vendor and the Principals to the Purchaser under this Agreement shall in all respects and in all matters be joint and several.

11.19      SCHEDULES

           The following are the schedules to this Agreement:

           Schedule 2.01(3)(a)    Convertible Promissory Note
           Schedule 2.01(3)(b)    Share Pledge Agreement
           Schedule 2.01(3)(c)    General Security Agreement
           Schedule 2.02          Purchase Price Adjustment
           Schedule 3.09          Financial Statements
           Schedule 3.13(8)       Salary Increases Since January 1, 2004
           Schedule 3.19          Business in Compliance with Law
           Schedule 3.20          Restrictive Covenants
           Schedule 3.25          Security
           Schedule 3.29          Intellectual Property
           Schedule 3.32          Premises Lease
           Schedule 3.36          Pension and Benefit Plans
           Schedule 3.38          Insurance
           Schedule 3.39          Material Contracts
           Schedule 3.42          Bank Accounts
           Schedule 6.05          Opinion of Vendor's Counsel
           Schedule 6.09          Equipment Transferred from Vendor to Company
           Schedule 6.12          Executive Management Agreements
           Schedule 7.03          Opinion of Purchaser's Counsel


IN WITNESS OF WHICH the parties have executed this Share Purchase Agreement.

                                      ) BIO-ONE CORPORATION
                                      )
                                      ) -------------------
                                      ) BY ARMAND DAUPLAISE
                                      ) ITS PRESIDENT & CEO
                                      )

                                            )
                                            ) INTERACTIVE NUTRITION INC.
                                            )
                                            ) -------------------------
                                            ) BY ELI NESRALLAH
                                            ) ITS PRESIDENT & CEO
                                            )
                                            )
                                            )
                                            ) -------------------------
                                            ) ELI NESRALLAH
                                            ) -------------------------
                                            )
                                            )
                                            )
                                            ) -------------------------
                                            ) JOSEPH NESRALLAH
                                            )
                                            )
                                            )
                                            ) -------------------------
                                            ) PAMELA NESRALLAH

                               SCHEDULE 2.01(3)(A)

                           CONVERTIBLE PROMISSORY NOTE


Issued to:            Interactive Nutrition Inc.
                      2487 Kaladar Ave. Suite 360 E
                      Ottawa, Ontario Canada K1V 8B9

Issuers:              Bio-One Corporation
                      1630 Winter Springs Boulevard
                      Winter Springs, Florida 32708

                      And
                      Interactive Nutrition International Inc.
                      2487 Kaladar Avenue
                      Suite 360E
                      Ottawa ON K1V 8B9 Canada

Principal:  $15,000,000                               Issue Date: March 31, 2004

         1.  Defined Terms. Defined terms are set out in Schedule "A".

         2.  Principal.


         (i) Bio-One Corporation and Interactive Nutrition International Inc. (together, the "Debtors") for value received hereby jointly and severally promise to pay to Interactive Nutrition Inc. (the "Noteholder"), at its address specified above the sum of $15,000,000 to be paid in 57 consecutive monthly payments of $263,158 on the first (1st) day of each calendar month with the first payment falling due on the 1st day of July, 2004.

         (ii)     Accelerated Payments. If, in any Year (as defined in this
                  Note), 7% of the Net Sales (as defined in this Note) of Interactive Nutrition International Inc. ("INII") shall be greater than $3,157,896 then 50% of such excess shall be paid to the Noteholder, in equal monthly amounts in addition to the payments otherwise payable in the Year next following the year in which such excess occurred. Accelerated payments shall be deducted from the amount otherwise owing under this Note in inverse payment order, i.e. accelerated payments shall be deducted first from the 57th installment, then the 56th and so on.

         3. Interest. There shall be no interest payable on this Note until default after which event interest shall accrue on the amounts owing at the Prime Rate charged by the Royal Bank of Canada to its commercial customers in Ottawa plus 2% per annum.

         4. Conversion to Shares of the Corporation. The Noteholder may, on giving written notice not less than 10 Business Days prior to the due date of any installment payable under this Note, notify the

             Debtors that it wishes to receive all but not less than all of such installment in the common shares of stock of Bio-One. The price of the common shares shall be determined as the average trading price of the common shares in the five days immediately preceding the receipt of such notice by Bio-One. Such shares shall be issued to the Noteholder in complete satisfaction of the installment. Such Shares shall bear the following legend: "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE."

         5. Payments and Notice. Any payments received by the Noteholder after 2:00 p.m. on a Business Day shall be deemed to have been received on the next Business Day. Any notice required or desired to be given hereunder or under any instrument supplemental hereto shall be in writing and may be given by personal delivery, by facsimile or other means of electronic communication or by sending the same by registered mail, postage prepaid, to the Noteholder or to the Debtors at their respective addresses set out above and, in the case of electronic communication, to the facsimile numbers set out above. Any notice so delivered shall be conclusively deemed given when personally delivered and any notice sent by facsimile or other means of electronic transmission shall be deemed to have been delivered on the Business Day following the sending of the notice, and any notice so mailed shall be conclusively deemed given on the third Business Day following the day of mailing, provided that in the event of a known disruption of postal service, notice shall not be given by mail. Any address for notice or payments herein referred to may be changed by notice in writing given pursuant hereto.

         6. Covenants. This Note is issued subject to and with the benefit of all the covenants, terms and conditions in Schedule "B".

         7. Default and Enforcement. The terms and conditions upon which the security constituted by this Note shall become enforceable are provided for in Schedule "B".

         8. Security. As continuing security for the due and timely payment by the Corporation of its obligations hereunder, Bio-One shall enter into a Share Pledge Agreement securing 20% of the shares of INII, and INII shall enter into a General Security Agreement securing all of the assets of INII in the form delivered herewith.

         9. Receipt. The Debtors hereby acknowledges receipt of a true copy of this Note.

         10. Waiver of Notice. The extension of time for making any payment which is due and payable hereunder at any time or the failure, delay or omission on the part of the Noteholder to exercise or enforce any rights or remedies of the Noteholder hereunder or under the Security shall not constitute a waiver of the rights of the Noteholder to enforce such rights and remedies thereafter.

11. Binding Effect, Governing Law and Headings. These presents are binding upon the parties hereto and their respective successors and assigns. This Note shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. The division of this Note into sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Note.

12. Invalidity, etc. Each of the provisions contained in this Note is distinct and severable and a declaration of invalidity, illegality or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision of this Note.

13. Schedules. Each of the following schedules is incorporated by reference into, and constitutes a part of, this Note: Schedule "A" - Definitions Schedule "B" - Covenants, Events of Default and Enforcement

14. Amendment. This Note may only be amended with the written agreement of the Debtors and the Noteholder.

15. Currency. All payments contemplated herein shall be paid in Canadian funds, in cash or by certified cheque. Whenever any payment is to be made or action to be taken under this Note is required to be made or taken on a day other than a Business Day, such payment shall be made or action taken on the next Business Day following.

16. Set-Off. Except for claims by the Debtors for breaches of representations or warranties under the Share Purchase Agreement, the Debtors shall have no right to set off amounts payable to the Noteholder pursuant to this Note against any obligations of the Noteholder to the Debtors.

                  IN WITNESS WHEREOF the Debtors have executed this Note.

                                            BIO-ONE CORPORATION


                                Per:______________________________c/s
                                Name:  Armand Dauplaise
                                Title: President and Chief Executive Officer

                                I have authority to bind the Corporation.


                                INTERACTIVE NUTRITION
                                INTERNATIONAL INC.


                                Per:______________________________c/s
                                Name:
                                Title:

                                I have authority to bind the Corporation.

                                  SCHEDULE "A"
                                   DEFINITIONS


1. Interpretation. As used in this Note and all schedules incorporated therewith the following expressions shall have the following meanings:

"BUSINESS DAY" means any day except Saturday, Sunday or a statutory holiday in the Province of Ontario.

"COLLATERAL" means the collateral described in the Share Pledge Agreement and General Security Agreement securing the obligations hereunder in the forms delivered herewith.

"CORPORATION" means Bio-One Corporation, a corporation organized under the laws of the State of Nevada.

"COSTS" means any and all costs and expenses incurred from time to time by the Noteholder or any Receiver in the perfection or preservation of the security constituted hereby, in enforcing payment or performance of the Obligations or any part thereof or in locating, taking possession of, transporting, holding, repairing, processing, preparing for and arranging for the disposition of and/or disposing of the Collateral and any and all other expenses incurred by the Noteholder or any Receiver as a result of the Noteholder or such Receiver exercising any of its rights or remedies hereunder or at law, including, without in any way limiting the generality of the foregoing, any and all legal expenses including those incurred in any legal action or proceeding or appeal therefrom commenced or taken in good faith by the Noteholder and any and all fees and disbursements of any counsel, accountant or valuator or any similar person employed by the Noteholder in connection with any of the foregoing and the costs of insurance and payment of taxes (other than taxes relating to the income of the Noteholder) and other charges incurred in retaking, holding, repairing, processing and preparing for disposition and disposing of the Collateral.

"DEBTORS" means the Corporation and INII.

"EVENT OF DEFAULT" has the meaning ascribed thereto in Section 3 of Schedule
"B".

"EBITDA" shall mean Earnings Before Interest Tax Depreciation and Amortization as determined by the auditors of the Corporation in accordance with United States generally accepted accounting principles ("GAAP") and whose determination therefor shall be final and binding upon the parties.

"INII" means Interactive Nutrition International Inc.

"ISSUE DATE" means the 31st day of March, 2004.

"NET SALES" shall mean all right, title and interest in goods sold by INII in the ordinary course of business at prices and upon terms usually charged for such goods to arms-length third parties or to subsidiaries or affiliates of the

Corporation less any returns, allowances, destroyed goods or other adjustments. Net Sales shall not include any freight or carriage charges or any taxes, levies, duties or other governmental or quasi-governmental charges incurred or paid with respect to such goods.

"NOTE" means this Convertible Promissory Note.

"NOTEHOLDER" means Interactive Nutrition Inc.

"OBLIGATIONS" means all indebtedness, liabilities and obligations (whether direct, indirect, absolute, contingent or otherwise) of the Debtors from time to time, under or in respect of this Note.

"PERSON" means a natural person, a firm, a corporation or other body corporate, a syndicate, a partnership, an association, a trust, a government or agency thereof or any other legal or business entity whatsoever.

"PRINCIPAL" means $15,000,000 in lawful money of Canada.

"PROCEEDS" of any Collateral, means property in any form derived, directly or indirectly, from any dealing with such Collateral or the proceeds therefrom and includes any payment representing indemnity or compensation for loss or damage to such Collateral or proceeds therefrom, including, without limitation, insurance proceeds.

"RECEIVER" means a receiver, a receiver and manager or any similar person appointed in accordance with the Security.

"SHARE PURCHASE AGREEMENT" means the share purchase agreement entered into as of he date hereof between the Noteholder and Bio-One Corporation and in connection with which this Note is being given.

"THE SECURITY" means the Share Pledge Agreement and the General Security Agreement delivered herewith.

"YEAR" shall mean each full 12-month fiscal year immediately following the closing of the transaction in respect of which this Note is issued.

                                  SCHEDULE "B"
                  COVENANTS, EVENTS OF DEFAULT AND ENFORCEMENT
                       AND REPRESENTATIONS AND WARRANTIES


1. Covenants. The Debtors shall perform and observe each of the following covenants for so long as any amounts are outstanding under the Note:

2. (a) Payment of Principal. The Debtors shall duly and punctually pay or cause to be paid to the Noteholder hereof the Principal and any other amounts owing as and when due at the places and in the manner specified herein. The Debtors may pre-pay the Note, in whole or in part at any time or times, without notice, bonus or penalty.

         (b) Corporate Existence. Except as permitted hereby, the Corporation shall preserve and maintain its corporate existence.

         (c) Taxes, Claims for Labor and Materials. The Debtors will promptly pay and discharge, (i) all lawful taxes, assessments and governmental charges or levies imposed upon INII or upon or in respect of all or any part of the property or business of INII; (ii) all trade accounts of INII payable in accordance with its usual and customary business practices, except those trade accounts that are in dispute; and (iii) all claims for work, labor or materials, that if unpaid might become a lien upon any property of INII; provided the Debtors will not be required to pay any such tax, assessment, charge, levy, account payable or claim if (A) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings that will prevent the forfeiture or sale of any property of INII or any interference with the use thereof by INII, except that whenever foreclosure on any lien that attaches (or security therefor) appears imminent, the Debtors shall pay or cause to be paid all such taxes, assessments, charges, levies, accounts payable or claims and
                  (B) the Debtors will, to the extent required, in accordance with generally accepted accounting principles, set aside on the books of INII reserves deemed by them to be adequate with respect thereto.

         (d) Compliance with Laws. INII shall comply and the Corporation will cause INII to comply in all material respects with the requirements of all applicable laws, rules and regulations and orders of any governmental authority including, without limitation, all laws, rules and regulations.

         (e) Regulatory Approvals. INII shall maintain and keep in good standing and the Corporation shall cause INII to maintain and keep in good standing all permits, licenses, memberships and other regulatory approvals necessary or desirable to carry on its business and do all things necessary to prevent the cancellation or suspension thereof to the extent the failure to maintain any such permit, license, membership or other regulatory approval would have a material adverse effect on the business.

         (f) Further Assurances. The Debtors shall, upon request by the Noteholder, execute and deliver all such further documents and do all such further acts and things as may be reasonably necessary or desirable at any time or times to give effect to the terms and conditions of this Note.

         (g) Certificate of Officer. The Debtors shall deliver to the Noteholder at any time and from time to time, promptly following a request by the Noteholder a certificate of a senior officer of the Debtors (which shall be given on their behalf and without personal liability) to the effect that to the best knowledge of that officer, there exists no condition, event or act which constitutes an Event of Default or a default or breach of any provision of this Agreement which, with notice or lapse of time, or both, would constitute an Event of Default or, if any such condition, event or act exists, specifying the nature thereof, the period of existence thereof and the action that the Debtors propose to take with respect thereto.

3. Events of Default; Acceleration of Payment. The whole of the principal balance remaining unpaid together with interest and other moneys owing hereunder shall become immediately due and payable and the Collateral shall become enforceable in each of the following events:

         (a)      If any installment shall remain unpaid for a period of fifteen
                  (15) days following the receipt by the Debtors of written notice to that effect; or

         (b) if an event of default as defined in the Security Agreement should occur,

         (hereinafter, an "Event of Default")

         The Debtors shall promptly notify the Noteholder of any facts that may give rise to an Event of Default or any facts that may give rise to any event, which, with notice or lapse of time or both, would constitute an Event of Default under this Note.

4. Costs of Noteholder. The Debtors shall pay the reasonable costs incurred by the Noteholder in connection with the enforcement of this Note or related security.

                               SCHEDULE 2.01(3)(B)

                             SHARE PLEDGE AGREEMENT


THIS AGREEMENT made as of the 31st day of March, 2004.


BETWEEN:
                               BIO-ONE CORPORATION

                                   ("BIO-ONE")

                                                                 THE FIRST PARTY

AND:
                           INTERACTIVE NUTRITION INC.

                                     ("INI")

                                                                THE SECOND PARTY

AND:
                    INTERACTIVE NUTRITION INTERNATIONAL INC.

                                    ("INII")

                                                                 THE THIRD PARTY


WHEREAS:

         (1) Bio-One and INII are indebted to INI pursuant to a Convertible Promissory Note dated the date hereof (the "Promissory Note");

         (2) Bio-One has agreed with INI to pledge to INI the securities described below as continuing collateral security for the payment and performance of Bio-One's payment obligations under the Promissory Note (the "Obligations").

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.         TERMINOLOGY

           All terms not otherwise defined in this Agreement shall have the respective meanings attributed thereto in the Promissory Note.

2.         PLEDGE

           BIO-ONE hereby mortgages, charges, hypothecates, pledges, grants a security interest in and delivers to the solicitors for INI (the "Escrow Agent") the securities listed below, and any substitutions therefor, additions thereto and proceeds thereof, and all rights and claims of BIO-ONE in respect of the same or evidenced thereby (collectively, subject to SECTION 9, the "Securities"):


                  SECURITY AND ISSUER                                  NUMBER
                  -------------------                                  ------
                  Class A Common Shares of INII                          20

           to be held by the Escrow Agent as continuing collateral security for the due and punctual payment of the Obligations.

3.         COVENANTS OF INII

           INII hereby covenants and represents that the Securities are free and clear of any encumbrances or liens and that all necessary approvals have been obtained for the grant of security interest contemplated herein. INII further covenants that it shall do all acts necessary to fulfill the intention of this Agreement including, without limiting the generality of the foregoing, delivering upon the Escrow Agent's written confirmation of an Event of Default a share certificate registered in the name of INI.

4.         ENFORCEMENT

           In the event of: (a) a default in payment of any of the Obligations and a continued default for at least fifteen (15) days following receipt by Bio-One of a demand for payment by INI (an "Event of Default"); and (b) a determination by INI to enforce its rights under this Agreement, the Escrow Agent may, without notice to BIO-ONE or advertisement, cause all or any of the Securities to be realized, collected, sold, transferred and delivered by INI in such manner as may seem to be advisable to it, or may exercise and enforce all rights of a holder of the Securities. For the purposes of the foregoing rights and remedies all requirements relating thereto and prescribed by law or otherwise are hereby waived; however, INI shall not be bound to exercise any such rights and remedies and shall not be liable for any loss which may be occasioned by any failure so to do. The proceeds of disposition of any of the Securities, after deduction of all expenses, shall be applied to the Obligations and the balance, if any, shall be paid to BIO-ONE or as a court of competent jurisdiction may otherwise direct.

5.         EXPENSES OF ENFORCEMENT

           INI may charge on its own behalf and also pay to others sums for expenses incurred and for services rendered (expressly including fees and out-of-pocket expenses for legal services) in connection with realizing, collecting, selling, transferring or obtaining payment of the Securities or any part thereof and may deduct the amount of such sums from the proceeds thereof. The balance of such proceeds shall be applied on account of such parts of the Obligations as to INI seems best, without prejudice to INI's claims, if any, against BIO-ONE for any deficiency.

6.         ENFORCEABILITY

           This Agreement shall continue and remain in full force and effect until satisfaction in full of the Obligations. This Agreement shall be unconditional, irrespective of the validity, regularity or enforceability of the Promissory Note and any documents delivered in connection with the Agreement (or any of them) and shall not be affected by any action taken or any remedy conferred thereunder or under this Agreement, or by law, equity or otherwise.

7.         OTHER SECURITY

           This Agreement shall be in addition to and shall not in any way prejudice or affect any collateral or other securities now or hereafter held by INI for all or any part of the Obligations.

8.         DUTY OF CARE IN KEEPING SECURITIES

           The Escrow Agent shall be bound to exercise in the keeping of the Securities only the same degree of care as it would exercise with respect to its own securities kept at the same place.

9.         ALTERATION IN FORM OF THE SECURITIES

           In the event of any consolidation, subdivision, reclassification, stock dividend or similar increase, decrease or alteration of the capital of any issuer of one or more of Securities, the term "Securities" shall be deemed to refer to the securities described in
           SECTION 2, as increased, decreased, amended or supplemented and to moneys delivered to the Escrow Agent pursuant to SECTION 9. BIO-ONE will, forthwith upon receipt, deliver to the Escrow Agent any share certificates issued in replacement for or in addition to the share certificates delivered under this Agreement.

10.        DEALING WITH SECURITIES

           Until the occurrence of an Event of Default and a determination by INI to enforce the rights granted to it under this Agreement, BIO-ONE shall be entitled to vote the Securities and to receive all cash dividends with respect thereto. Any other moneys which may be received by BIO-ONE for or in respect of the Securities shall be received as trustee for INI and shall forthwith be paid over to the Escrow Agent and be held by the Escrow Agent pursuant to the mortgage, charge, hypothecation, pledge and grant of security interest herein. INI agrees that it will not require the Securities to be registered in its name or in the name of a nominee unless and until the occurrence of an Event of Default and the determination by INI to enforce the rights granted to it under this Agreement.

11.        BENEFICIAL OWNERSHIP OF SECURITIES

           Without in any way derogating from the validity and enforceability of the mortgage charge, hypothecation, pledge and grant of security interest described in this Agreement, and the rights and remedies of INI with respect thereto, until the occurrence of an Event of Default and the determination of INI to enforce its rights under this Agreement, BIO-ONE shall be the beneficial owner of the Securities.

12.        GENERAL CONTRACT PROVISIONS

           (1) Unless the context requires otherwise, words importing the singular number shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and vice versa, and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations and vice versa.

           (2) Each party shall sign such other documents and do and perform such other acts as may, in the reasonable opinion of counsel for the other party, be necessary or desirable in order to give full effect to this Agreement.

           (3) This Agreement shall enure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns of the parties, provided that BIO-ONE shall not assign its rights or obligations under this Agreement without the prior written consent of INI.

           (4) The parties expressly agree that in all respects pertaining to this Agreement and its subject matter their rights, obligations and remedies shall be governed exclusively by the terms of this Agreement and that this Agreement supersedes any prior understandings and agreements between them with respect to its subject matter. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the parties other than as expressly made in this Agreement.

           (5) Any finding that a provision of this Agreement is invalid or unenforceable shall apply only to such provision.

           (6) Any demand, notice, request or other communication to be given in connection with this Agreement shall be given in writing and by delivery addressed to the recipient as provided in the Share Purchase Agreement dated the date hereof between the parties and shall be conclusively deemed to have been given and received when so delivered, provided that delivery actually made on a day after normal business hours shall be deemed to have been made at the commencement of the next business day.

           (7) This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

           (8) Any references in this Agreement to any law, by-law, rule, regulation, order or act of any government, governmental body or other regulatory body, in whatever form, shall be construed as a reference to it as amended or re-enacted from time to time or as a reference to any successor to it.

           (9) All references in this Agreement to sections are references to sections of this Agreement unless otherwise provided.

           (10) BIO-ONE acknowledges that it has been urged to obtain independent legal advice prior to signing this Agreement and that it has either obtained such advice or has been given adequate opportunity to obtain such advice prior to the signing of this Agreement.

IN WITNESS OF WHICH the parties have executed this Agreement.


                                          )
                                          )
                                          ) BIO-ONE CORPORATION
                                          )
                                          ) Per:
                                          ) __________________________
                                          ) Authorized Signing Officer
                                          )
                                          )
                                          )
                                          ) INTERACTIVE NUTRITION
                                          ) INTERNATIONAL INC.
                                          )
                                          )
                                          ) Per:
                                          ) __________________________
                                          ) Authorized Signing Officer

                               SCHEDULE 2.01(3)(C)


                           GENERAL SECURITY AGREEMENT

1.  Interactive Nutrition International Inc.

    ----------------------------------------------------
                       (NAME OF DEBTOR)

    of 2487 Kaladar Ave., Suite 360E,  Ottawa,  Ontario,  K1V 8B9

    -------------------------------------------------------------
                       (ADDRESS OF DEBTOR)

    (the "Debtor") for valuable consideration grants, assigns, transfers, sets over, mortgages and charges to



Interactive Nutrition Inc.
                                ------------------------------------------------


(the "Secured Party") as and by way of a fixed and specific mortgage and charge, and grants to the Secured Party, a security interest in the present and after acquired undertaking and property (other than consumer goods) of the Debtor including all the right, title, interest and benefit which the Debtor now has or may hereafter have in all property of the kinds hereinafter described (the "Collateral"):
(a) all goods comprising the inventory of the Debtor including but not limited to goods held for sale or lease or that have been leased or consigned to or by the Debtor or furnished or to be furnished under a contract of service or that are raw materials, work in process or materials used or consumed in a business or profession or finished goods and timber cut or to be cut, oil, gas, hydrocarbons, and minerals extracted or to be extracted, all livestock and the young and unborn young thereof and all crops;
(b) all goods which are not inventory or consumer goods, including but not limited to furniture, fixtures, equipment, machinery, plant, tools, vehicles and other tangible personal property, whether described in Schedule "A" hereto or not;
(c) all accounts, including deposit accounts in banks, credit unions, trust companies and similar institutions, debts, demands and choses in action which are now due, owing or accruing due or which may hereafter become due, owing or accruing due to the Debtor, and all claims of any kind which the Debtor now has or may hereafter have including but not limited to claims against the Crown and claims under insurance policies;
(d)  all chattel paper;
(e) all warehouse receipts, bills of lading and other documents of title, whether negotiable or not; (f) all instruments, shares, stock, warrants, bonds, debentures, debenture stock or other securities, money, letters of credit, advices of credit and cheques;
(g) all intangibles including but not limited to contracts, agreements, options, permits, licences, consents, approvals, authorizations, orders, judgments, certificates, rulings, insurance policies, agricultural and other quotas, subsidies, franchises, immunities, privileges, and benefits and all goodwill, patents, trade marks, trade names, trade secrets, inventions, processes, copyrights and other industrial or intellectual property;
(h) with respect to the personal property described in subparagraphs (a) to (g) inclusive, all books, accounts, invoices, letters, papers, documents, disks, and other records in any form, electronic or otherwise, evidencing or relating thereto; and all contracts, securities, instruments and other rights and benefits in respect thereof;

(i) with respect to the personal property described in subparagraphs (a) to (h) inclusive, all parts, components, renewals, substitutions and replacements thereof and all attachments, accessories and increases, additions and accessions thereto; and
(j) with respect to the personal property described in subparagraphs (a) to (i) inclusive, all proceeds therefrom (other than consumer goods), including personal property in any form or fixtures derived directly or indirectly from any dealing with such property or proceeds therefrom, and any insurance or other payment as indemnity or compensation for loss of or damage to such property or any right to such payment, and any payment made in total or partial discharge or redemption of an intangible, chattel paper, instrument or security; and
     In this Agreement, the words "goods", "consumer goods", "account", "account debtor", "inventory", "crops", "equipment", "fixtures", "chattel paper", "document of title", "instrument", "money", "security", or "securities", "intangible", "receiver", "proceeds" and "accessions" shall have the same meanings as their defined meanings where such words are defined in the Personal Property Security Act of the province or territory in which the Branch of the Secured Party mentioned in paragraph 1 is located, such Act, including any amendments thereto, being referred to in this Agreement as "the PPSA". In this Agreement, "Collateral" shall refer to "Collateral or any item thereof ".
2. The fixed and specific mortgages and charges and the security interest granted under this Agreement secure payment and performance of all obligations of the Debtor to the Secured Party pursuant to a convertible promissory note of even date and pursuant to Sections 2.02 and 8.04 of a share purchase agreement of even date (the "Obligations").
3.   The Debtor hereby represents and warrants to the Secured Party that:
(a) all of the Collateral is, or when the Debtor acquires any right, title or interest therein, will be then sole property of the Debtor free and clear of all security interests, mortgages, charges, hypothecs, liens or other encumbrances except for the security interest of the Royal Bank of Canada and as disclosed by the Debtor to the Secured Party in writing;
(b) the Collateral insofar as it consists of goods (other than inventory enroute from suppliers or enroute to Debtors or on lease or consignment) will be kept at the locations specified in Schedule "B" hereto or at such other locations as the Debtor shall specify in writing to the Secured Party and subject to the provisions of paragraph 4 (j) none of the Collateral shall be moved therefrom without the written consent of the Secured Party;
(c) the Debtor's chief executive address is located at the address specified in paragraph 1; (d) none of the Collateral consists of consumer goods; and (e) this Agreement has been properly authorized and constitutes a legally valid and binding obligation of the Debtor in accordance with its terms.

4.   The Debtor hereby agrees that:
(a) the Debtor shall diligently maintain, use and operate the Collateral and shall carry on and conduct its business in a proper and efficient manner so as to preserve and protect the Collateral and the earnings, incomes, rents, issues and profits thereof;
(b) the Debtor shall cause the Collateral to be insured and kept insured to the full insurable value thereof with reputable insurers against loss or damage by fire and such other risks as the Secured Party may reasonably require and shall maintain such insurance with loss if any payable to the Secured Party and shall lodge such policies with the Secured Party;
(c) the Debtor shall pay all rents, taxes, levies, assessments and government fees or dues lawfully levied, assessed or imposed in respect of the Collateral or any part thereof as and when the same shall become due and payable, and shall exhibit to the Secured Party, when required, the receipts and vouchers establishing such payment;

(d) the Debtor shall duly observe and conform to all valid requirements of any governmental authority relative to any of the Collateral and all covenants, terms and conditions upon or under which the Collateral is held;
(e) the Debtor shall keep proper books of account in accordance with sound accounting practice, shall furnish to the Secured Party such financial information and statements and such information and statements relating to the Collateral as the Secured Party may from time to time require, and the Debtor shall permit the Secured Party or its authorized agents at any time to examine all books of account and other financial records and reports relating to the Collateral and to make copies thereof and take extracts therefrom;
(f) the Debtor shall furnish to the Secured Party such information with respect to the Collateral and the insurance thereon as the Secured Party may from time to time require and shall give written notice to the Secured Party of all litigation before any court, administrative board or other tribunal affecting the Debtor or the Collateral;
(g)  the Debtor shall defend the title to the Collateral against all persons;
(h) the Debtor shall, upon request by the Secured Party, execute and deliver all such financing statements, certificates, further assignments and documents and do all such further acts and things as may be considered by the Secured Party to be necessary or desirable to give effect to the intent of this Agreement;
(i) the Debtor shall promptly notify the Secured Party in writing of any event which occurs that would have a material adverse effect upon the Collateral or upon the financial condition of the Debtor and immediately upon the Debtor's acquisition of rights in any vehicle, mobile home, trailer, boat, aircraft or aircraft engine, shall promptly provide the Secured Party with full particulars of such collateral; and
(j) the Debtor will not change its name or the location of its chief executive office or place of business or sell, exchange, transfer, assign or lease or otherwise dispose of or change the use of the Collateral or any interest therein or modify, amend or terminate any chattel paper, document of title, instrument, security or intangible, without the prior written consent of the Secured Party, except that the Debtor may, until an event of default set out in paragraph 9 occurs, sell or lease inventory in the ordinary course of the Debtor's business; and

5. Until an event of default occurs, the Debtor may use the Collateral in any lawful manner not inconsistent with this Agreement, but the Secured Party shall have the right at any time and from time to time to verify the existence and state of the Collateral in any manner the Secured Party may consider appropriate and the Debtor agrees to furnish all assistance and information and to perform all such acts as the Secured Party may reasonably request in connection therewith, and for such purpose shall permit the Secured Party or its agents access to all places where Collateral may be located and to all premises occupied by the Debtor to examine and inspect the Collateral and related records and documents.

6. After an event of default occurs, the Secured Party may give notice to any or all account debtors of the Debtor and to any or all persons liable to the Debtor under an instrument to make all further payments to the Secured Party and any payments or other proceeds of Collateral received by the Debtor from account debtors or from any persons liable to the Debtor under an instrument, whether before or after such notice is given by the Secured Party, shall be held by the Debtor in trust for the Secured Party and paid over to the Secured Party upon request. The Secured Party may take control of all proceeds of Collateral and may apply any money taken as Collateral to the satisfaction of the Obligations secured hereby. The Secured Party may hold as additional security any increase or profits, except money, received from any Collateral in the Secured Party's possession, and may apply any money received from such Collateral to reduce the Obligations secured hereby and may hold any balance as additional security for such part of the Obligations as may not yet be due, whether absolute or contingent. The Secured Party will not be obligated to keep any Collateral separate or identifiable. In the case of any instrument, security or chattel paper comprising part of the Collateral, the Secured Party will not be obligated to take any necessary or other steps to preserve rights against other persons.

7. The Secured Party may have any Collateral comprising instruments, shares, stock, warrants, bonds, debentures, debenture stock or other securities, registered in its name or in the name of its nominee and shall be entitled but not bound or required to vote in respect of such Collateral at any meeting at which the holder thereof is entitled to vote and, generally, to exercise any of the rights which the holder of such Collateral may at any time have; but the Secured Party shall not be responsible for any loss occasioned by the exercise of any of such rights or by failure to exercise the same within the time limited for the exercise thereof.

8. Upon the Debtor's failure to perform any of its duties hereunder, the Secured Party may, but shall not be obliged to, upon reasonable notice to the Debtor perform any or all of such duties, without waiving any rights to enforce this Agreement, and the Debtor shall pay to the Secured Party, forthwith upon written demand therefor, an amount equal to the reasonable costs, fees and expenses incurred by the Secured Party in so doing plus interest thereon from the date such costs, fees and expenses are incurred until paid at the rate of 3% per annum over the Prime Lending Rate of the Secured Party in effect from time to time. The "Prime Lending Rate of the Secured Party" means the variable per annum, reference rate of interest as announced and adjusted by the Secured Party from time to time for loans made by the Secured Party in Canada in Canadian dollars.

9. The happening of any one or more of the following events shall constitute an event of default under this Agreement:
(a)  if the Debtor does not pay when due any of the Obligations within fifteen
     (15) days following written demand therefor;
(b) if the Debtor does not perform any provisions of this Agreement or of any other agreement to which the Debtor and the Secured Party are parties within fifteen (15) days following written demand therefor or such greater period of time as may be required with the exercise of reasonable diligence by the Debtor;
(c) if the Debtor ceases or threatens to cease to carry on its business, commits an act of bankruptcy, becomes insolvent, makes an assignment or proposal under the Bankruptcy Act, takes advantage of provisions for relief under the Companies Creditors Arrangement Act or any other legislation for the benefit of insolvent debtors, transfers all or substantially all of its assets, or proposes a compromise or arrangement to its creditors;
(d) if any proceeding is taken with respect to a compromise or arrangement, or to have the Debtor declared bankrupt or wound up, or if any proceeding is taken, whether in court or under the terms of any agreement or appointment in writing, to have a receiver appointed of any Collateral or if any encumbrance becomes enforceable against any Collateral;
(e) if any execution, sequestration or extent or any other process of any court becomes enforceable against the Debtor or if any distress or analogous process is levied upon any Collateral;
(f) if the Debtor should do, or agree to do, any of the following without the prior written consent of the Secured Party:

         (i) make any amendment to the articles of incorporation of the Debtor;

         (ii) authorize the issuance of any shares or securities convertible into shares;

         (iii) complete a sale of all or substantially all of the assets of the Debtor or a transaction or series of related transactions involving the amalgamation, business combination or merger of the Debtor with another corporation or entity, or an arrangement or other transaction, pursuant to which the holders of voting securities of the Debtor immediately prior to the transaction or series of related transactions hold, immediately after such transaction or series of related transactions, directly or indirectly, 50% or less of the votes that would be entitled to be cast at a general meeting of shareholders of the Debtor.

         (iv) move or substantially carry on the business of the Debtor outside of the City of Ottawa or move any of the Collateral outside the City of Ottawa;

         (v) terminate the employment of any of Joseph Nesrallah, Pamela Nesrallah or Eli Nesrallah except for just cause;

         (vi) sell, convey or otherwise dispose of all of the Debtor's right, title or interest in any material intellectual property owned by the Debtor or all or substantially all of its assets;

         (vii) take any action that will lead to or result in a material change in the nature of the business of the Debtor or the engagement directly or indirectly in any other business actively unrelated to the business of the Debtor as presently conducted;

         (viii) make any loan or grant any other financial assistance to any shareholder of the Debtor;

         (ix) grant any security interest against the Collateral which shall have priority over the security created hereby;

         (x) declare or pay a dividend during the occurrence of an event of default under this Agreement;

10. If an event of default occurs, the Secured Party may declare that the Obligations shall immediately become due and payable in full, and the Secured Party may proceed to enforce payment of the Obligations and the Debtor and the Secured Party shall have, in addition to any other rights and remedies provided by law, the rights and remedies of a debtor and a secured party respectively under the PPSA and other applicable legislation and those provided by this Agreement. The Secured Party may take possession of the Collateral, enter upon any premises of the Debtor, otherwise enforce this Agreement and enforce any rights of the Debtor in respect of the Collateral by any manner permitted by law and may use the Collateral in the manner and to the extent that the Secured Party may consider appropriate and may hold, insure, repair, process, maintain, protect, preserve, prepare for disposition and dispose of the same and may require the Debtor to assemble the Collateral and deliver or make the Collateral available to the Secured Party at a reasonably convenient place designated by the Secured Party.

11. Where required to do so by the PPSA, the Secured Party shall give to the Debtor the written notice required by the PPSA of any intended disposition of the Collateral by serving such notice personally on the Debtor or by mailing such notice by registered mail to the last known post office address of the Debtor or by any other method authorized or permitted by the PPSA.

12. If an event of default occurs, the Secured Party may take proceedings in any court of competent jurisdiction for the appointment of a receiver (which term shall include a receiver and manager) of the Collateral or may by appointment in writing appoint any person to be a receiver of the Collateral and may remove any receiver so appointed by the Secured Party and appoint another in his stead; and any such receiver appointed by instrument in writing shall, to the extent permitted by applicable law or to such lesser extent permitted, have all of the rights, benefits and powers of the Secured Party hereunder or under the PPSA or otherwise and without limitation have power (a) to take possession of the Collateral, (b) to carry on all or any part or parts of the business of the Debtor, (c) to borrow money required for the seizure, retaking, repossession, holding, insurance, repairing, processing, maintaining, protecting, preserving, preparing for disposition, disposition of the Collateral and for any other enforcement of this Agreement or for the carrying on of the business of the Debtor on the security of the Collateral in priority to the security interest created under this Agreement, and (d) to sell, lease or otherwise dispose of the whole or any part of the Collateral at public auction, by public tender or by private sale, lease or other disposition either for cash or upon credit, at such time and upon such terms and conditions as the receiver may determine provided that if any such disposition involves deferred payment the Secured Party will not be accountable for and the Debtor will not be entitled to be credited with the proceeds of any such disposition until the monies therefor are actually received; and further provided that any such receiver shall be deemed the agent of the Debtor and the Secured Party shall not be in any way responsible for any misconduct or negligence of any such receiver.

13. Any proceeds of any disposition of any Collateral may be applied by the Secured Party to the payment of expenses incurred or paid in connection with seizing, repossessing, retaking, holding, repairing, processing, insuring, preserving, preparing for disposition and disposing of the Collateral (including reasonable solicitor's fees and legal expenses and any other reasonable expenses), and any balance of such proceeds may be applied by the Secured Party towards the payment of the Obligations in such order of application as the Secured Party may from time to time effect. All such expenses and all amounts borrowed on the security of the Collateral under paragraph 12 shall bear interest at the rate of 3% per annum over the Prime Lending Rate of the Secured Party in effect from time to time, shall be payable by the Debtor upon demand and shall be Obligations under this Agreement. If the disposition of the Collateral fails to satisfy the Obligations secured by this Agreement and the expenses incurred by the Secured Party, the Debtor shall be liable to pay any deficiency to the Secured Party on demand.

14.  The Debtor and the Secured Party further agree that:
(a) the Secured Party may grant extensions of time and other indulgences, take and give up security, accept compositions, grant releases and discharges and otherwise deal with the Debtor, debtors of the Debtor, sureties and others and with the Collateral or other security as the Secured Party may see fit without prejudice to the liability of the Debtor and the Secured Party's rights under this Agreement;
(b) this Agreement shall be considered as satisfied and discharged by the payment of the Obligations and shall be in addition to and not in substitution for any other security now or hereafter held by the Secured Party;
(c) nothing in this Agreement shall obligate the Secured Party to make any loan or accommodation to the Debtor or extend the time for payment or satisfaction of the Obligations;
(d) any failure by the Secured Party to exercise any right set out in this Agreement shall not constitute a waiver thereof; nothing in this Agreement or in the Obligations secured by this Agreement shall preclude any other remedy by action or otherwise for the enforcement of this Agreement or the payment in full of the Obligations secured by this Agreement;
(e) all rights of the Secured Party under this Agreement shall be assignable and in any action brought by an assignee to enforce such rights, the Debtor shall not assert against the assignee any claim or defence which the Debtor now has or may hereafter have against the Secured Party;
(f) all rights of the Secured Party under this Agreement shall enure to the benefit of its successors and assigns and all obligations of the Debtor under this Agreement shall bind the Debtor and its successors and assigns;
(g) if more than one Debtor executes this Agreement, their obligations under this Agreement shall be joint and several, and the Obligations shall include those of all or any one or more of them;
(h) if the Debtor is a corporation, the Limitation of Civil Rights Act of the province of Saskatchewan shall have no application to this Agreement, or to any agreement or instrument renewing or extending or collateral to this Agreement or to the rights, powers or remedies of the Secured Party under this Agreement;
(i) this Agreement shall be governed in all respects by the laws of the Province of Ontario;
(j) the time for attachment of the security interest created hereby has not been postponed and is intended to attach when this Agreement is signed by the Debtor and attaches at that time to Collateral in which the Debtor then has any right, title or interest and attaches to Collateral in which the Debtor subsequently acquires any right, title or interest at the time when the Debtor first acquires such right, title or interest.

The Debtor acknowledges receiving a copy of this Agreement.

The Debtor expressly waives the right to receive a copy of any financing statement or financing change statement which may be registered by the Secured Party in connection with this Agreement or any verification statement issued with respect thereto where such waiver is not otherwise prohibited by law.

Signed this 31st day of March 2004.
            ----        -----


                     Debtor:      INTERACTIVE NUTRITION INC.
                                  --------------------------


                               By:
                                  --------------------------

                     Name:

                     Title:    I have authority to bind the Corporation


                               ----------------------------------------

                                  SCHEDULE "A"

                           (Description of Collateral)

                                  SCHEDULE "B"

                            (Location of Collateral)

1.       2760 Sheffield Road, Ottawa, Ontario

2.       Units 360E and 420E, 2487 Kaladar Avenue, Ottawa, Ontario

                                  SCHEDULE 2.02

                            PURCHASE PRICE ADJUSTMENT


ARTICLE 1  INTERPRETATION
           --------------

Whenever used in this Schedule 2.02, the following words and terms have the meanings set out below:

"AFFILIATE" has the meaning ascribed thereto in the Canada Business Corporations Act;

"ANCILLARY AGREEMENTS" means the Share Purchase Agreement, the Promissory Note, and any other agreement, instrument or other document entered into by the Obligors or the Holder in connection with this Schedule 2.02;

"BIO-ONE" means Bio-One Corporation;

 "BUSINESS DAY" means any day, other than Saturday, Sunday or a statutory holiday in Ottawa, Ontario;

"CERTIFIED NET SALES STATEMENTS" means the annual statements of Net Sales as certified by the independent accountants of INII;

"EVENT OF DEFAULT" has the meaning ascribed thereto in section 7;

"GAAP" means generally accepted accounting principles in effect from time to time in Canada, including those principles set forth in the Handbook published by the Canadian Institute of Chartered Accountants or any successor institute, consistently applied;

"HOLDER" means Interactive Nutrition Inc.;

"INII" means Interactive Nutrition International Inc.;

"INTEREST" has the meaning ascribed thereto in section 4;

"NET SALES" means all right, title and interest in goods sold by INII in the ordinary course of its business at prices and upon terms usually charged for such goods to arms-length third parties or to subsidiaries or Affiliates of INII less any returns, allowances, destroyed goods or other adjustments. Net Sales shall not include any freight or carriage charges or any taxes, levies, duties or other governmental or quasi-governmental charges incurred or paid with respect to such goods;

"OBJECTION NOTICE" has the meaning ascribed thereto in section 2.4;

"OBLIGATIONS" means, at any time, the outstanding Principal of this Schedule
2.02 together with accrued Interest thereon, if applicable;

"OBLIGORS" means Bio-One and INII;

"PERSON" or "PERSONS" includes any individual, legal or personal representative, partnership, company, corporation, incorporated syndicate, unincorporated or incorporated association, trust or governmental body, howsoever designated or constituted;

"PRINCIPAL" means the sum of $3,500,000 in lawful currency of Canada;

"PROMISSORY NOTE" means the promissory note of even date for FIFTEEN MILLION DOLLARS ($15,000,000.00) issued by Bio-One to the Holder;

"SHARE PURCHASE AGREEMENT" means the share purchase agreement of even date entered into between Bio-One and the Holder;

"THIRD PARTY ACCOUNTANT" has the meaning ascribed thereto in section 2.4;

"TRIGGER EVENT" has the meaning ascribed thereto in section 2.2;

ARTICLE 2  PRINCIPAL PAYABLE
           -----------------

         2.1 As soon as possible, but not later than ninety (90) days, following each of the first, second, third and fourth anniversary of the date of the Share Purchase Agreement, the Obligors shall at their expense cause INII's independent accountants to audit and deliver to the Holder Certified Net Sales Statements for INII prepared for the one (1) year period directly preceding the close of business on the date of the applicable anniversary hereof, prepared in accordance with GAAP. Each of the Certified Net Sales Statements prepared in accordance with this section shall contain a calculation of the Net Sales of INII. The Obligors and, if applicable, the Holder shall co-operate fully with each other in the preparation of each of the Certified Net Sales Statements prepared on the first, second, third or fourth anniversary of the date of the Share Purchase Agreement.

         2.2 Should any one (1) of the Certified Net Sales Statements prepared on the first, second, third or fourth anniversary of the date of the Share Purchase Agreement demonstrate that INII achieved Net Sales which are greater than or equal to FORTY MILLION DOLLARS ($40,000,000.00) during the one (1) year period covered by such Certified Net Sales Statements (the "TRIGGER EVENT"), the Principal shall be payable in accordance with this Schedule 2.02.

         2.3 Should none of the Certified Net Sales Statements prepared on the first, second, third or fourth anniversary of the date of the Share Purchase Agreement demonstrate that INII achieved Net Sales which are greater than FORTY MILLION DOLLARS ($40,000,000.00), there shall be no payment obligations of the Obligors pursuant to this Schedule 2.02.

         2.4 The Holder shall have thirty (30) days from receipt of each of the Certified Net Sales Statements within which to review such Certified Net Sales Statements. For the purposes of this review, the Obligors shall permit and shall cause INII and INII's independent accountants to permit the Holder and its authorized representatives to examine the working papers, schedules and other documents and information used or prepared by the Obligors or the INII's independent accountants in connection with the preparation of such Certified Net Sales

                  Statements. The Holder may dispute any of the items in the Certified Net Sales Statements by written notice (an "OBJECTION NOTICE") to the Obligors within the same thirty
                  (30) days. If the Holder has not delivered an Objection Notice to the Obligors within this thirty (30) day period, the Holder shall be deemed to have accepted the applicable Certified Net Sales Statements. If the Holder delivers an Objection Notice, the Holder and the Obligors shall attempt to resolve all of the items in dispute within fifteen (15) days of receipt of the Objection Notice. If all items in dispute are not resolved within this 15 day period, Scott Rankin & Gardner LLP or such other firm as the Obligors and Holder may agree upon (the "THIRD PARTY ACCOUNTANT") shall be retained to resolve the remaining items in dispute.

         2.5 Each of the Obligors and Holder shall furnish to the Third Party Accountant those working papers, schedules and other documents, and information relating to the items in dispute, that are available to that party or its independent accountants (and in the case of the Obligors, INII's independent accountants) as the Third Party Accountant may require. The Third Party Accountant shall be instructed to render its determination within twenty (20) days of being retained, that the Third Party Accountant shall make its own determination with no weight being given to the decision of the INII's independent accountants, and the decision of the Third Party Accountant with respect to any item in dispute shall be in writing and shall be final and binding on the Obligors and the Holder with no rights of challenge, review or appeal to the courts in any manner. The Third Party Accountant, in making its determination of any dispute, does not act as an arbitrator and is not required to engage in a judicial inquiry worked out in a judicial manner.

         2.6 On agreement or decision, as the case may be, with respect to all items in dispute, the Certified Net Sales Statements shall be deemed to be amended as may be necessary to reflect the agreement or the decision, as the case may be. In this event, references in this Schedule 2.02 to the Certified Net Sales Statements shall be references to the Certified Net Sales Statements, as so amended.

         2.7 The fees and expenses of the Third Party Accountant shall be borne equally by the Vendors, on the one hand, and the Holder, on the other hand, but each Party shall be responsible for its own costs and expenses.

ARTICLE 3  PAYMENT
           -------

Following the occurrence of the Trigger Event:

         3.1      The Obligors shall pay to the Holder the Principal in twelve
                  (12) equal instalments, with the first instalment to be paid on the first day of the fifth (5th) calendar month following the fourth anniversary of the date of the Share Purchase Agreement, and each subsequent instalment due on the first day of each calendar month thereafter.

         3.2 Any payment due hereunder shall be made in cash, certified cheque, bank draft or by wire of immediately available funds, or as the parties hereto may otherwise agree.

         3.3 Should a payment due hereunder be due on a day other than a Business Day, such payment shall be due on the immediately preceding day which is a Business Day.

         3.4 All payments made hereunder shall be made in lawful money of Canada at such place as the Holder may from time to time designate in writing to the Obligors. All payments made hereunder shall be applied first to accrued and unpaid Interest and then to outstanding Principal.

         3.5 All payments made hereunder shall be received prior to 2:00 p.m. Any payment received after such time shall be deemed to have been received on the following Business Day.

         3.6      The Obligors waive presentment, protest, presentation of this
                  Schedule 2.02 and any other condition precedent to payment to the Holder.

         3.7 All payments made hereunder shall be made unconditionally, indefeasibly and in full without deduction, setoff, recoupment, counterclaim or other defense, all of which are hereby waived to the maximum extent permitted by applicable law.

ARTICLE 4  INTEREST
           --------

Following the occurrence of the Trigger Event, the Principal amount outstanding from time to time hereunder shall not bear any interest unless and until the occurrence of an Event of Default. Upon the occurrence of any Event of Default, interest on any overdue but unpaid Principal shall accrue at the interest rate charged by the Royal Bank of Canada to its commercial customers in the City of Ottawa plus two percent (2%), compounded monthly and be payable by the Obligors on demand by the Holder (the "INTEREST").